SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)            April 30, 1997


                      Commission file number 1-12271

================================================================================
                              CARSON, INC.
================================================================================
                (Exact name of registrant as specified in its charter)

            DELAWARE                                  06-1428605
(State or other jurisdiction of incorporation
            or organization)                    (I.R.S. Employer Identification
                                                             Number)

                     64 Ross Road, Savannah Industrial Park
                             Savannah, Georgia 31405
          (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code: (912) 651-3400

Item 2.  Acquisition or Disposition of Assets

     During March 1997, the Company entered into an Asset Purchase Agreement with Conopco, Inc. d/b/a Chesebrough-Pond's USA Co. in order to acquire the rights to manufacture and market Cutex in the United States (the "Cutex acquisition"). Cutex is the leading brand of nail polish remover and is also a line of nail enamels. The purchase price approximated $41.4 million including amounts paid to Chesebrough-Pond's of $37.5 million, inventory acquired from Chesebrough-Pond's of $600,000 and inventory acquired from Jean Phillipe of $3.3 million. In addition, the Company incurred debt related acquisition costs of $2.6 million and other direct aquisition fees and expenses of $1.4 million including an allowance for returned goods and a reserve for obsolete Jean Phillipe inventory. This acquisition is accounted for under the purchase method of accounting. Funds were provided by additional long-term debt and the transaction was completed on April 30, 1997.

     During March 1997, the Company entered into an Asset Repurchase Agreement with Jean Philippe Fragrances, Inc. Immediately upon execution of the Jean Philippe Repurchase agreement on April 30, 1997, the license agreement with Jean Philippe Fragrances, Inc. was terminated. On April 30, 1997 in connection with the termination of the license agreement between Conopco, Inc. and Jean Philippe Fragrances, Inc. by Carson as successor in interest to Conopco, Inc., Carson acquired certain assets of Jean Philippe Fragrances, Inc. used in the packaging, distributing and selling of nail enamel and nail care treatment products, nail care implements and lipstick under the trademark Cutex in the United States and Puerto Rico.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired - The Cutex Brands of Chesebrough-Ponds USA Co. -

          (1) The Cutex Brands of Chesebrough-Pond's USA Co. Financial Statements as of December 31, 1996 and 1995

               a)   Report of Independent Accountants

               b)   Statement of Net Assets Sold as of December 31, 1996 and
                    1995.

               c) Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the years ended December 31, 1996 and 1995.

               d)   Notes to Financial Statements

          (2) The Cutex Brands of Chesebrough-Pond's USA Co. Financial Statements as of March 31, 1997 and 1996 (Unaudited)

               a)   Report of Independent Accountants

               b)   Statement of Net Assets Sold as of March 31, 1997 and 1996.

               c) Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the three-month period ended March 31, 1997 and 1996.

               d)   Notes to Financial Statements


     (b) Pro Forma Financial  Information -

          (1)  Carson, Inc. Pro Forma Consolidated Balance Sheet
               (unaudited) March 31, 1997

          (2)  Carson, Inc. Pro Forma Consolidated Statement of
               Operations (unaudited) for the year ended December 31, 1996 and for the quarter ended March 31, 1997.

          (3)  Notes to Pro Forma Consolidated Financial Information.


     (c)  Exhibits

     10.1 Asset Purchase Agreement dated as of March 27, 1997 between Conopco, Inc. d/b/a Chesebrough-Pond's USA Co. and Carson.

     10.2 Asset Repurchase Agreement dated as of March 27, 1997 between Jean Philippe Fragrances, Inc. and Carson.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CARSON, INC.

                                                By:  /s/  Robert W. Pierce
                                                     ---------------------------
                                                     Executive Vice President
                                                     and Chief Financial Officer



                                                Date:  July 14, 1997
                                                       -------------------------

     (a) Financial Statements of Business Acquired - The Cutex Brands of Chesebrough-Ponds USA Co. -

         (1) The Cutex Brands of Chesebrough-Pond's USA Co. Financial Statements as of December 31, 1996 and 1995






                               THE CUTEX BRANDS of

                           CHESEBROUGH-POND'S USA CO.

                              FINANCIAL STATEMENTS



                        As of December 31, 1996 and 1995

                    Report of Independent Accountants


To the Board of Directors of
Chesebrough-Pond's USA Co.


     We have audited the accompanying statement of net assets sold of the Cutex brands of Chesebrough-Pond's USA Co. as of December 31, 1996 and 1995, and the statement of net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of Chesebrough-Pond's USA Co.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared to present the net assets sold of the Cutex brands, pursuant to the purchase agreement described in
Note 1, and the net sales, cost of sales and direct operating expenses of the Cutex brands and are not intended to be a complete presentation of the Cutex brands' financial position, results of operations and cash flows.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the net assets sold of the Cutex brands, pursuant to the purchase agreement referred to in Note 1, as of December 31, 1996 and 1995, and the net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





Coopers & Lybrand L.L.P.


Stamford, Connecticut
July 14, 1997

The Cutex Brands of CHESEBROUGH-POND'S USA CO.
Statement of Net Assets Sold (Note 1)
As of December 31, 1996 and 1995
(Dollars in thousands)




ASSETS:                              1996                    1995
                               ----------------        ----------------


Inventory                      $       722             $       641
                                ---------------        ----------------

LIABILITIES:

Sales returns reserve                  145                     162

Commitments and contingencies
                               ----------------        -----------------
Total net assets sold         $        577            $        479
                               ================        =================


































The accompanying notes are an integral part of these financial statements.

The Cutex Brands of CHESEBROUGH-POND'S USA CO.
Statements of Net Sales, Cost of Sales and Direct Operating
Expenses (Note 1)
For the years ended December 31, 1996 and 1995
(Dollars in thousands)




                                          1996                    1995
                                   -----------------        -----------------


Net product sales                   $    18,216             $     15,703

Net royalty revenues                        638                    1,255
                                   -----------------        -----------------
Net sales                                18,854                   16,958

Cost of sales                             9,950                    8,423
                                   -----------------        -----------------
Gross profit                              8,904                    8,535

Direct operating expenses                   870                      861
                                   -----------------        -----------------
Excess of net sales over cost of
     sales and direct operating
     expenses                      $      8,034            $       7,674
                                   =================        =================






















































The accompanying notes are an integral part of these financial statements.

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)


1.   Background and Basis of Presentation

     Chesebrough-Pond's USA Co. ("CPUSA" or the "Company") is a division of Conopco, Inc., a wholly owned subsidiary of Unilever United States Inc., which is a wholly owned subsidiary of Unilever N.V.

     The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of the Cutex brands of CPUSA, pursuant to the Asset Purchase Agreement (the "Agreement") dated as of March 27, 1997 between CPUSA and Carson, Inc. (the "Buyer") and its net sales, cost of sales and direct operating expenses for each of the two years in the period ended December 31, 1996. The transaction was consummated on April 30, 1997 ("Closing Date"). Pursuant to the Agreement, CPUSA sold to the Buyer certain assets used with respect to the Cutex brands, including all inventories of finished nail polish remover products, a license agreement (see Note 6) dated as of May 31, 1994 between CPUSA and Jean Philippe Fragrances, Inc. ("Jean Philippe"), as amended, intangible rights and other assets directly related to the Cutex brands, in exchange for consideration totaling approximately $37.5 million plus the book value of the inventory transferred. The Buyer has assumed all liabilities related to refunds or exchanges for products returned or charged back without being returned, after the Closing Date, for all Cutex brand products, except for claims with respect to damaged or deficient nail polish remover products.

     The Cutex brands consisting of nail polish remover, nail enamel and nail care treatment products, nail care implements and lipstick are sold and distributed principally in the United States. As a result of the Agreement, the Buyer is acquiring the Cutex brands in the United States and Puerto Rico.
Foreign affiliates of Unilever N.V. and Unilever P.L.C. outside the United States and Puerto Rico will continue to sell Cutex brand products polish remover in countries outside the United States and Puerto Rico.

     Historically, financial statements have not been prepared for the Cutex brands. The accompanying financial statements are derived from the historical accounting records of CPUSA and present the net assets sold of the Cutex brands, in accordance with the Agreement, as of December 31, 1996 and 1995, and the statement of net sales, cost of sales and direct operating expenses for each of the years then ended, and are not intended to be a complete presentation of the Cutex brands' financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after the acquisition by the Buyer.







Continued

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)

     The statement of net sales, cost of sales and direct operating expenses includes all revenues and expenses directly attributable to the Cutex brands of the Company. Direct operating expenses consist principally of selling, marketing and advertising expenses. The statement does not include general and administrative, research and development, interest, income tax and amortization of intangible expenses.

     CPUSA did not maintain the Cutex brands as a separate business unit and had never segregated indirect operating cost information relative to these brands. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to the Cutex brands.



2.   Summary of Significant Accounting Policies

Revenue Recognition:

     Sales of nail polish remover goods are included in income when goods are shipped to the customer, net of a provision for estimated returns. Royalty revenues resulting from the Jean Philippe license agreement, which represent fixed minimum royalty guarantees, are recognized on a straight-line basis over the period to which they relate. Provisions have been made for amounts not considered collectible.

Inventories:

     Inventories consisting of finished nail polish remover goods are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. According to the purchase agreement, the Buyer is not acquiring any raw materials or work-in-process inventory and therefore, these components of inventory have been excluded from these financial statements.


Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates relate to sales returns and royalty revenues. Actual results could differ from those estimates.


Advertising and Promotional Expenses:

     Advertising and promotional expenses are charged to expense during the periods in which they are incurred. Total advertising and promotional expense was approximately $122 and $182 for the years ended December 31, 1996 and 1995, respectively.

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)


3.   Commitments and Contingencies

     CPUSA has various purchase commitments for materials, supplies and other items incidental to the ordinary course of business. In the aggregate, such commitments are not at prices in excess of current market price. In addition, CPUSA has commitments, in the normal course of business, with various distributors relating to Cutex nail polish remover products.

     Pursuant to the Agreement, the Buyer did not assume any product or other liability in connection with any service performed or product manufactured by CPUSA prior to the Closing Date except for liabilities related to returns or exchanges of Cutex brand products as further described in Note 1.



4.   Concentration of Net Sales

     One customer accounted for approximately 17% and 13% of net sales for the years ended December 31, 1996 and 1995, respectively.



5.   Manufacturing Agreement

On April 30, 1997, CPUSA and the Buyer, entered into a manufacturing agreement whereby CPUSA agreed to manufacture, sell and deliver to the Buyer, and the Buyer agreed to purchase from CPUSA all of its requirements for nail polish remover products for an agreed-upon amount. The manufacturing agreement is in effect for five years from the consummation date of the Asset Purchase Agreement. Thereafter, the manufacturing agreement will be extended for an additional one-year term, unless terminated in accordance with the manufacturing agreement.

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)

6.   Agreement with Jean Philippe

     On May 31, 1994, CPUSA and Jean Philippe entered into asset and license agreements whereby Jean Philippe acquired certain assets used in the packaging, distributing and selling of nail enamel and nail care treatment products, nail care implements and lipstick under the Cutex trademark in the United States and Puerto Rico. Under the asset agreement, Jean Philippe acquired the exclusive right to use certain tools, dies, molds, inventories, intangible assets and assumed certain liabilities.

     Under the license agreement, effective as of August 1, 1994 and amended March 28, 1996, Jean Philippe agreed unconditionally to guarantee and pay CPUSA royalties based on a percentage of its sales, including an amount representing a minimum guarantee. This agreement can be terminated under certain conditions, including the failure by Jean Philippe to achieve certain sales volumes.

          (2) The Cutex Brands of Chesebrough-Pond's USA Co. Financial Statements as of March 31, 1997 and 1996






                               THE CUTEX BRANDS of

                           CHESEBROUGH-POND'S USA CO.

                              FINANCIAL STATEMENTS



                        As of March 31, 1997 and 1996

                    Report of Independent Accountants


To the Board of Directors of
Chesebrough-Pond's USA Co.


     We have reviewed the accompanying statement of net assets sold of the Cutex brands of Chesebrough-Pond's USA Co. as of March 31, 1997, and the statement of net sales, cost of sales and direct operating expenses for each of the three-month periods ended March 31, 1997 and 1996. These financial statements are the responsibility of Chesebrough-Pond's USA Co.'s management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     The accompanying financial statements were prepared to present the net assets sold of the Cutex brands, pursuant to the purchase agreement described in
Note 1, and the net sales, cost of sales and direct operating expenses of the Cutex brands and are not intended to be a complete presentation of the Cutex brands' financial position, results of operations and cash flows.

     Based on our review, we are not aware of any material modification that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.


Coopers & Lybrand L.L.P.


Stamford, Connecticut
July 14, 1997

The Cutex Brands of CHESEBROUGH-POND'S USA CO.
Statement of Net Assets Sold (Note 1)
As of March 31, 1997 and 1996
(Dollars in thousands)
(Unaudited)



ASSETS:                              1997                    1996
                               ----------------        ----------------


Inventory                      $       849             $       830
                               ----------------        ----------------

LIABILITIES:

Sales returns reserve                  105                     161

Commitments and contingencies
                               ----------------        ----------------
Total net assets sold         $        744            $        669
                               ================        =================


































The accompanying notes are an integral part of these financial statements.

The Cutex Brands of CHESEBROUGH-POND'S USA CO.
Statements of Net Sales, Cost of Sales and Direct Operating
Expenses (Note 1)
For the three-month periods ended March 31, 1997 and 1996
(Dollars in thousands)
(Unaudited)



                                          1997                    1996
                                   -----------------        -----------------

Net product sales                   $      4,049                 $   3,373

Net royalty revenues                         120                       168
                                   -----------------        -----------------
Net sales                                  4,169                     3,541

Cost of sales                              2,210                     2,218
                                   -----------------        -----------------
Gross profit                               1,959                     1,323

Direct operating expenses                    175                       215
                                   -----------------        -----------------
Excess of net sales over cost of
     sales and direct operating
     expenses                      $      1,784                  $   1,108
                                   =================        =================






















































The accompanying notes are an integral part of these financial statements.

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)


1.   Background and Basis of Presentation

     Chesebrough-Pond's USA Co. ("CPUSA" or the "Company") is a division of Conopco, Inc., a wholly owned subsidiary of Unilever United States Inc., which is a wholly owned subsidiary of Unilever N.V.

     The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of the Cutex brands of CPUSA, pursuant to the Asset Purchase Agreement (the "Agreement") dated as of March 27, 1997 between CPUSA and Carson, Inc. (the "Buyer") and its net sales, cost of sales and direct operating expenses for each of the three-month periods ended March 31, 1997 and 1996. The transaction was consummated on April 30, 1997 ("Closing Date"). Pursuant to the Agreement, CPUSA sold to the Buyer certain assets used with respect to the Cutex brands, including all inventories of finished nail polish remover products, a license agreement (see Note 6) dated as of May 31, 1994 between CPUSA and Jean Philippe Fragrances, Inc. ("Jean Philippe"), as amended, intangible rights and other assets directly related to the Cutex brands, in exchange for consideration totaling approximately $37.5 million plus the book value of the inventory transferred. The Buyer has assumed all liabilities related to refunds or exchanges for products returned or charged back without being returned, after the Closing Date, for all Cutex brand products, except for claims with respect to damaged or deficient nail polish remover products.

     The Cutex brands consisting of nail polish remover, nail enamel, and nail care treatment products, nail care implements and lipstick are sold and distributed principally in the United States. As a result of the Agreement, the Buyer is acquiring the Cutex brands in the United States and Puerto Rico.
Foreign affiliates of Unilever N.V. and Unilever P.L.C. outside the United States and Puerto Rico will continue to sell Cutex brand products in countries outside the United States and Puerto Rico.

     Historically, financial statements have not been prepared for the Cutex brands. The accompanying financial statements are derived from the historical accounting records of CPUSA and present the net assets sold of the Cutex brands, in accordance with the Agreement, as of March 31, 1997 and 1996, and the statement of net sales, cost of sales and direct operating expenses for each of the three-month periods ended March 31, 1997 and 1996, and are not intended to be a complete presentation of the Cutex brands' financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after the acquisition by the Buyer.







Continued

The Cutex Brands of Chesebrough-Pond's USA Co.
Notes to Financial Statements
(Dollars in thousands)

     The statement of net sales, cost of sales and direct operating expenses includes all revenues and expenses directly attributable to the Cutex brands of the Company for the three-month periods. Direct operating expenses consist principally of selling, marketing and advertising expenses. The statement does not include general and administrative, research and development, interest, income tax and amortization of intangible expenses.

     CPUSA did not maintain the Cutex brands as a separate business unit and had never segregated indirect operating cost information relative to these brands. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to Cutex nail polish remover products.



2.   Interim Financial Statement Presentation

     The statement of net assets as of March 31, 1997 and 1996 and the related statement of sales, cost of sales and direct marketing expenses for the three-month periods ended March 31, 1997 and 1996 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. The basis of presentation for the three-month periods ended March 31, 1997 and 1996 are consistent with those described for the years ended December 31, 1996 and 1995. Interim results may not be indicative of results for a full year. These financial statements and notes do not contain all disclosures required by generally accepted accounting principles.


3.   Commitments and Contingencies

     CPUSA has various purchase commitments for materials, supplies and other items incidental to the ordinary course of business. In the aggregate, such commitments are not at prices in excess of current market price. In addition, CPUSA has commitments, in the normal course of business, with various distributors relating to the Cutex brands.

     Pursuant to the Agreement, the Buyer did not assume any product or other liability in connection with any service performed or product manufactured by CPUSA prior to the Closing Date except for liabilities related to returns or exchanges of Cutex brand products as further described in Note 1.

     (b) Pro Forma Financial  Information -

     The following pro forma summary financial data has been prepared giving effect to the acquisition of CUTEX as if the transaction had taken place at March 31, 1997 for the pro forma consolidated balance sheets and at January 1, 1996 for the pro forma consolidated statements of operations.

     The acquisition has been accounted for under the purchase method of accounting. The carrying values of assets and liabilities have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase price. Final allocations will be made on the basis of appraisals and valuations giving effect to economic and market factors. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

     The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been obtained had the acquistions been consummated at January 1, 1996 or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company.


Carson, Inc.
Unaudited Pro Forma Consolidated Balance Sheets

Dollars in 000's except share data                                Historical      Pro forma             Pro forma
                                                                  March 31,      Adjustments            March 31,
                                       ASSETS                        1997      Increase (decrease)         1997
                                                                    --------         -------              --------
CURRENT ASSETS:


             Cash and cash equivalents                                $3,141              $0                $3,141
             Accounts receivable                                      15,159               0                15,159
             Inventories                                              15,434           1,944  (1)           17,378
             Other current assets                                        697               0                   697
                                                                    --------         -------              --------
                          Total current assets                        34,431           1,944                35,375

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation        16,067               0                16,067

INVESTMENTS                                                            3,283               0                 3,283

INTANGIBLE ASSETS, net                                                45,513          40,859  (2)           86,372

OTHER ASSETS                                                           3,401           2,579  (4)            5,980

                                                                    --------         -------              --------
                          TOTAL ASSETS                              $102,695         $45,382              $148,077
                                                                    ========         =======              ========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
             Accounts payable                                         $6,613              $0                $6,613
             Accrued expenses                                          4,367           1,043 (1), (3)        5,410
             Current maturities of long-term debt                      2,600             400  (3)            3,000
                                                                    --------         -------              --------
                          Total current liabilities                   13,580           1,443                15,023

LONG-TERM DEBT                                                        28,964          43,939  (3)           72,903

OTHER LIABILITIES                                                      1,627               0                 1,627

DEFERRED INCOME TAXES                                                    108               -                   108

MINORITY INTEREST IN SUBSIDIARY                                        2,060               0                 2,060

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
             Preferred stock                                               -               -                     -
             Common stock                                                150               0                   150
             Paid-in capital                                          62,901               0                62,901
             Note receivable, net of discount                         (1,386)              0                (1,386)
             (Accumulated deficit) retained earnings                  (4,895)              0                (4,895)
             Foreign currency translation adjustment                    (414)              0                  (414)
                                                                    --------         -------              --------
                          Total stockholders' equity                  56,356               0                56,356

                                                                    --------         -------              --------
                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $102,695         $45,382              $148,077
                                                                    ========         =======              ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.





Carson, Inc.
Unaudited Pro Forma Consolidated Statements of Operations


Dollars in thousands                       COMPANY HISTORICAL
                            -----------------------------------------------------
                                                 (Unaudited)      (Unaudited)         Company    Pro Forma      Pro Forma
                             April 1, 1996 to  Quarter ended   Twelve months ended  Acquired -   Adjustments     Twelve months
                            December 31, 1996  March 31, 1996   December 31, 1996    Cutex      Increase         ended
                                                                                                (decrease)       December 31, 1996
                             -----------------  --------------  ------------------ -----------  -----------      ------------------
Net sales                               $59,938      $17,792      $77,730          $18,854        $(638)   (1)     $95,946
Cost of sales                            26,940        7,806       34,746            9,950            0             44,696
                                        -------      -------      -------          -------       ----------        -------
  Gross profit                           32,998        9,986       42,984            8,904         (638)           51,250

Selling expenses                         15,692        3,452       19,144              870            0             20,014
General and administrative expenses       5,836        2,586        8,422                0            0              8,422
Incentive compensation                    7,123            0        7,123                0            0              7,123
Depreciation and amortization             1,896          555        2,451                0        1,021    (2)       3,472
                                        -------      -------      -------          -------       ---------         -------
  Operating income                        2,451        3,393        5,844            8,034       (1,659)            12,219

Interest expense, net                     4,545        1,847        6,392                0        6,592    (3), (4) 12,984
Other income, net                           565          147          712                0            0                712
                                        -------      -------      -------          -------       ---------         -------
(Loss) income before income tax          (1,529)       1,693          164            8,034       (8,251)               (53)
Provision for income tax                  1,727          825        2,552                0          (96)             2,456
                                        -------      -------      -------          -------       ---------         -------
(Loss) income before extraordinary item  (3,256)         868       (2,388)           8,034       (4,620)            (2,509)
Extraordinary item, net of tax benefit   (3,527)           0       (3,527)               -            -             (3,527)
                                        -------      -------      -------          -------      ----------         -------
Net (loss) income                       ($6,783)        $868      ($5,915)          $8,034      ($4,620)           ($6,036)
                                        =======      =======      =======          =======      ==========         =======

Earnings per common share:
     Before extraordinary item           ($0.25)       $0.07       ($0.18)                                          ($0.18)
Extraordinary item, net of tax benefit    (0.28)          --        (0.28)                                          ($0.28)
                                        -------      -------      -------                                          -------
    Net (loss) income per share          ($0.53)       $0.07       ($0.46)                                          ($0.46)
                                        =======      =======      =======                                          =======

Weighted average common shares
    outstanding                           12,715       11,871       12,715                                           12,715


The accompanying notes are an integral part of these unaudited pro forma financial statements.



Carson, Inc.
Unaudited Pro Forma Consolidated Statements of Operations

Dollars in thousands                              (Unaudited)       (Unaudited)         (Unaudited)            (Unaudited)
                                                   Historical         Company            Pro Forma              Pro Forma
                                                 Quarter ended       Acquired -         Adjustments           Quarter ended
                                                 March 31, 1997        Cutex        Increase (decrease)       March 31, 1997
                                                 -------------       ----------     ------------------        ---------------

Net sales                                          $17,932            $4,169               $(120)               $21,981
Cost of sales                                        7,880             2,210                   0                 10,090
                                                   -------            ------              ------                -------
  Gross profit                                      10,052             1,959                (120)                11,891

Selling expenses                                     5,724               175                   0                  5,899
General and administrative expenses                  2,185                 0                   0                  2,185
Incentive compensation                                   0                 0                   0                      0
Depreciation and amortization                          544                 0                 256   (2)              800
                                                   -------            ------              ------                -------
  Operating income                                   1,599             1,784                (376)                 3,007

Interest expense, net                                  604                 0               1,643     (3), (4)     2,247
Other income, net                                      223                 0                   0                    223
                                                   -------            ------              ------                -------
(Loss) income before income tax                      1,218             1,784              (2,019)                   983
Provision for income tax                               536                 0                (104)                   432
                                                   -------            ------              ------                -------
Net (loss) income                                     $682            $1,784             ($1,915)                  $551
                                                   =======            ======              ======                =======


Earnings per common share                            $0.05                                                        $0.04
                                                   =======                                                      =======

Weighted average common shares outstanding          14,984                                                       14,984


The accompanying notes are an integral part of these unaudited pro forma financial statements.


Carson, Inc.
Notes to Pro Forma Consolidated Financial Statements (Unaudited)
December 31, 1996 and March 31, 1997


     1. During March 1997, the Company entered into an Asset Purchase Agreement with Conopco, Inc. d/b/a Chesebrough-Pond's USA Co. in order to acquire the rights to manufacture and market Cutex in the United States (the "Cutex acquisition"). Cutex is the leading brand of nail polish remover and is also a line of nail enamels. The purchase price approximated $41.4 million including amounts paid to Chesebrough-Pond's of $37.5 million, inventory acquired from Chesebrough-Pond's of $600,000 and inventory acquired from Jean Phillipe of $3.3 million. In addition, the Company incurred debt related acquisition costs of $2.6 million and other direct aquisition fees and expenses of $1.4 million including a $1.0 million allowance for returned goods. In addition, a reserve for obsolete Jean Phillipe inventory of $2.0 million was recorded. This acquisition is accounted for under the purchase method of accounting. Funds were provided by additional long-term debt and the transaction was completed on April 30, 1997.

     During March 1997, the Company entered into an Asset Repurchase Agreement with Jean Philippe Fragrances, Inc. Immediately upon execution of the Jean Philippe Repurchase agreement on April 30, 1997, the license agreement with Jean Philippe Fragrances, Inc. was terminated. On April 30, 1997 in connection with the termination of the license agreement between Conopco, Inc. and Jean Philippe Fragrances, Inc. by Carson as successor in interest to Conopco, Inc., Carson acquired certain assets of Jean Philippe Fragrances, Inc. used in the packaging, distributing and selling of nail enamel and nail care treatment products, nail care implements and lipstick under the trademark Cutex in the United States and Puerto Rico. As a result of the termination of the Jean Phillipe license agreement, the Company has eliminated all royalty revenue recorded by Chesebrough-Pond's USA Co. as a pro forma adjustment.

     2. Goodwill of approximately $40.9 million was recorded as a result of the Cutex acquisition and is being amortized over a period of 40 years.

     3. On April 30, 1997, the Company entered into an Amended and Restated Credit Agreement with Banque Indosuez, New York Branch, as agent, and the lenders named therein. The Amended and Restated Credit Agreement replaced the Company's existing $40 million senior credit facility with a $100 million senior credit facility consisting of $25 million in Term A loans, $50 million in Term B loans and $25 million in revolving loan commitments. The proceeds of the new term loans were used to finance the Cutex acquisition. The term loan A and revolving credit facility bear interest at the lower of the applicable prime rate plus 0.5% or LIBOR rate plus 2.0% and have a final maturity date of April 2002. The term loan B bears interest at the lower of the applicable prime rate plus 1.0% or LIBOR rate plus 2.5% and has a final maturity date of April 2004. Interest accrued of $313,000 on the former senior credit facility was paid as a part of the refinancing.

     4. Debt acquisition costs of approximately $2.6 million were recorded as part of the Amended and Restated Credit Agreement used to finance the Cutex acquisition. These costs are being amortized over the term of the debt ofseven years.

     5. The net effect of Cutex pro forma results and related pro forma adjustments have been taxed at the Company's historical effective tax rate.


     (c)  Exhibits


Exhibit 10.1

Execution Copy



                           ASSET PURCHASE AGREEMENT

                                    between

                CONOPCO, INC. d/b/a CHESEBROUGH-POND'S USA CO.

                                    Seller

                                      and

                                 CARSON, INC.

                                     Buyer

                           dated as of March 27, 1997

                           ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                       Page
ARTICLE 1   Transfer of Assets, Assumption of Liabilities
            and Purchase Price..........................................1

      1.1   Transfer of Assets and Business.............................1
      1.2   Excluded Assets.............................................2
      1.3   Assumption of Certain Liabilities...........................3
      1.4   Consents to Certain Assignments.............................4
      1.5   Purchase Price..............................................4

ARTICLE 2   Closing and Post Closing Adjustment.........................4

      2.1   Closing.....................................................4
      2.2   Payment of Closing Purchase Price...........................5
      2.3   Deliveries by the Seller....................................5
      2.4   Deliveries by the Buyer.....................................6
      2.5   Post Closing Adjustment.....................................6

ARTICLE 3   Representations and Warranties of the Seller................7

      3.1   Organization................................................7
      3.2   Authorization...............................................7
      3.3   No Violations; No Consents or Approvals Required............8
      3.4   Financial Statements........................................8
      3.5   Title to Transferred Assets.................................8
      3.6   Transferred Contracts.......................................8
      3.7   Absence of Change...........................................9
      3.8   Compliance with Law........................................10
      3.9   Litigation.................................................11
      3.10  Intellectual Property......................................11
      3.11  Taxes......................................................11
      3.12  Inventories................................................11
      3.13  Customers and Suppliers....................................12
      3.14  Brokers and Finders........................................12
      3.15  Sales Representatives, Dealers and Distributors............12

                           ASSET PURCHASE AGREEMENT

                                                                     Page

ARTICLE 4   Representations and Warranties of the Buyer................12

      4.1   Organization...............................................13
      4.2   Authorization..............................................13
      4.3   Consents or Approvals......................................13
      4.4   Resale of Inventories......................................13
      4.5   Brokers and Finders........................................13

ARTICLE 5   Covenants; Additional Agreements...........................13

      5.1   Conduct of the Business Pending Closing....................13
      5.2   Access.....................................................14
      5.3   Non-Compete Covenant.......................................15
      5.4   Reasonable Efforts; Cooperation............................16
      5.5   Regulatory Filings.........................................16
      5.6   Public Announcements.......................................16
      5.7   Confidentiality............................................16
      5.8   Post-Closing Confidentiality...............................17
      5.9   Termination of Insurance...................................17
      5.10  Manufacturing Agreement....................................17
      5.11  Use of Name................................................17
      5.12  License to Use Certain Trademarks and Trade Names..........17
      5.13  Delivery of Certain Documentation Relating
            to Intellectual Property...................................18
      5.14  Delivery of Permits........................................18
      5.15  Shipment of the Inventories................................18
      5.16  Allocation of the Purchase Price...........................18
      5.17  Exclusivity................................................18
      5.18  Employee Matters...........................................19

ARTICLE 6   Conditions to Closing......................................19

      6.1   Conditions to Obligations of Both Parties to Close.........19
      6.2   Conditions to Obligation of the Buyer to Close.............19
      6.3   Conditions to Obligation of the Seller to Close............20

ARTICLE 7   Termination, Amendment and Waiver..........................21

      7.1   Termination................................................21

                           ASSET PURCHASE AGREEMENT

                                                                     Page

      7.2   Amendment..................................................21
      7.3   Waiver.....................................................22

ARTICLE 8   Indemnification............................................22

      8.1   Agreement to Indemnify.....................................22
      8.2   Procedure for Indemnification..............................23
      8.3   Limitations on Indemnification.............................24

ARTICLE 9   MISCELLANEOUS..............................................24

      9.1   Expenses, Taxes............................................24
      9.2   Further Assurances.........................................25
      9.3   Notices....................................................25
      9.4   Headings...................................................26
      9.5   Applicable Law.............................................26
      9.6   Assignment; No Third Party Beneficiaries...................26
      9.7   Affiliates.................................................26
      9.8   Counterparts...............................................26
      9.9   Entire Agreement...........................................26
      9.10  Severability...............................................26
      9.11  Bulk Sales.................................................27
      9.12  Refunds and Remittances....................................27

      Signatures.......................................................28

      List of Schedules and Exhibits...................................29

                           ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT ("Agreement"), dated as of March , 1997, between Conopco, Inc., d/b/a Chesebrough-Pond's USA Co., a New York corporation (the "Seller"), and Carson, Inc., a corporation of the State of Delaware (the "Buyer").

      WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase, certain assets used in the business of selling, distributing, packaging, manufacturing (excluding the equipment used by Seller in the manufacture of nail polish remover) and marketing CUTEX nail care and lip color products including, without limiting the foregoing, nail polish remover products, nail enamel products, nail care treatment products, nail care implements and lipstick, in the United States and Puerto Rico (the "Business", the United States and Puerto Rico being hereinafter referred to as the "Territory"), as more fully described in Section 1.1, and the Buyer will assume certain liabilities and obligations relating to the Business, as more fully described in Section 1.3, all upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Seller and the Buyer, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                        Transfer of Assets, Assumption
                       of Liabilities and Purchase Price

      1.1 Transfer of Assets and Business. At the Closing (as defined in Section 2.1), the Seller shall, and shall cause its affiliates to, sell, transfer, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller the following assets that are used exclusively in connection with the Business and owned by the Seller or its affiliates, as such assets and rights shall exist on the Closing Date (as defined in Section 2.1) subject, however, to the Seller's covenants, representations and warranties contained in this Agreement including, without limitation, those set forth in Articles 3 and 5 (collectively, the "Transferred Assets"):

     (i) all inventories of finished nail polish remover products of the Business (the "Inventories");

     (ii) subject to Section 1.4, all contracts, binding commitments, purchase or sales orders, licenses, including the License Agreement dated as of May 31st, 1994 between Chesebrough-Pond's Inc. and Jean Philippe Fragrances, Inc. as amended wherein Jean Philippe Fragrances, Inc. received the exclusive right to use the trademarks of the Business in connection with certain nail and lip products, and other agreements of any kind, oral or written, to which the Seller or its affiliates are parties or in which they have rights and that relate exclusively to the Business, except any contracts for the sale of finished products or the purchase of supplies or services to the extent all sales or purchases thereunder have been completed as of the close of business on the Closing Date (the "Transferred Contracts"),

            (iii) all customer lists, sales and pricing information, advertising and promotional materials, and other marketing information, credit information and files and other books and records relating exclusively to the Business, other than records kept for the Seller's financial reporting or tax purposes (copies of which will be provided to Buyer at Closing) (the "Records");

            (iv) all trademarks, registrations and renewals thereof and applications therefor, trade names and logos (the "Trademarks"), inventions, patents and patent applications (including renewals, reissues, divisions and continuations thereof) (the "Patents"), copyrights, manufacturing procedures and specifications, formulae, processes, quality control procedures, proprietary knowledge, trade secrets, trade dress know-how, and all other intellectual property rights in the Territory, used exclusively in connection with the Business including, without limiting the foregoing, those set forth on Schedule
3.10 (all of the above collectively referred to as the "Intellectual Property");

     (v) all goodwill of the Business, including the exclusive right in the Territory to represent oneself as the successor to the Business;

            (vi) to the extent  transfer is permitted  by law, all  governmental
licenses,   permits,   approvals  and  applications  therefor  relating  to  the
Transferred Assets; and

      1.2 Excluded Assets. Notwithstanding anything to the contrary herein; the parties understand and hereby agree that the Seller and its affiliates shall not sell, transfer or assign to the Buyer those assets, properties and rights of the Seller or its affiliates listed below:

            (i)  any cash, cash equivalents, investments and bank accounts;

     (ii) any accounts receivable existing as of the close of business on the Closing Date;

     (iii) any rights to the name "Chesebrough-Pond's" or any variants or derivatives thereof;

            (iv) any assets related to any employee benefit plan in which any employees of the Seller participate, including without limitation the right to receive refunds of or credits for any contributions to any such plan made by the Seller;

            (v) any refunds or claims for refunds from Federal, state or local taxing authorities with respect to taxes paid or to be paid by the Seller or its affiliates;

     (vi) refunds and rebates by insurers in respect of any policies canceled as of the Closing Date;

            (vii) all corporate charter documents, minute books, stockholder records, stock transfer records, corporate seals and similar corporate records;

            (viii) records related to (A) Excluded Assets (as defined in this Section 1.2), (B) Retained Liabilities (as defined in Section 1.3), and (C) the negotiation and consummation of the transactions contemplated by this Agreement, including without limitation confidential communications with legal counsel representing the Seller and its affiliates;

     (ix) all tax and other deposits or prepayments made in respect of any Retained Liabilities;

     (x) any claims against governmental entities or third parties to the extent relating to periods ending prior to or on the Closing Date;

            (xi) the right to assert the attorney-client privilege with respect to any confidential communications between the Seller and its affiliates and any legal counsel representing the Seller and its affiliates in connection with the sale of the Business; and

            (xii) any other assets, properties and rights of the Seller or its affiliates not listed in Section 1.1 unless provided for elsewhere in this Agreement.

      All of the assets, properties and rights of the Seller and its affiliates referred to in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets".

      The Buyer acknowledges that the Seller is not conveying, pursuant to this Agreement, any rights to use the Intellectual Property in any country other than the United States and Puerto Rico.

      1.3   Assumption of Certain Liabilities.

      (a) On the Closing Date, the Buyer shall assume and thereafter pay, perform and discharge as and when due the following obligations and liabilities of the Seller and its affiliates with respect to the Business:

            (i) all liabilities and obligations to the extent accruing with respect to periods after the Closing Date under the Transferred Contracts (exclusive, however, of any liabilities or obligations arising thereunder as a result of any breach, default or failure of the Seller or its affiliates to perform any covenants or obligations required to be performed by them during any periods prior to the close of business on the Closing Date); and

            (ii) except for claims with respect to damaged or deficient products, all claims for refunds or exchanges (including but not limited to invoice adjustments resulting therefrom) with respect to nail polish remover products of the Business sold by the Seller on or prior to the Closing Date that are returned (or charged back without being returned) after the Closing Date by current or former customers of the Business. Seller represents that the costs of refunds and exchanges for the calendar years 1994, 1995, 1996 and January 1997 are set forth on Schedule 3.4. Seller represents that it made no sales of nail care products or lip color products, except for nail polish remover, after August 1, 1994. Accordingly, except for nail polish remover products (as discussed above), any returns of such products sold after August 1, 1994 are the obligation of Buyer;

            (iii) Subject to Buyer's rights under the Manufacturing Agreement (referred to in Section 5.10) all liabilities and obligations for breach of warranty or product liability (a) claims for injuries which occurred on or prior to the Closing Date if the first written notice of such claims ("Notice") is received on a date which is no earlier than eighteen (18) months after the Closing Date ("Claim Date"), provided however, that if any of the Seller, its affiliates or the Buyer receives or has received such Notice at any time (whether before, on or after the Closing Date) prior to the Claim Date, then such claims shall remain as Retained Liabilities (as defined below) of Seller and its affiliates and (b) claims for injuries which occurred after the Closing Date

      (b) The liabilities and obligations of the Seller and its affiliates to be assumed by the Buyer pursuant to Section 1.3(a) are hereinafter referred to as the "Assumed Liabilities". Any and all liabilities and obligations of the Seller and its affiliates not specifically referred to as being assumed by Buyer in
Section 1.3(a) shall remain the sole responsibility of the Seller and its affiliates and are hereinafter referred to as the "Retained Liabilities".

      1.4 Consents to Certain Assignments. If the Seller is unable to obtain a consent, which is required, to the assignment of any Transferred Contract despite the use of commercially reasonable efforts, the Closing shall nonetheless take place and the Seller shall continue to use all commercially reasonable efforts to secure such consent after the Closing or otherwise to transfer or provide to the Buyer the same benefits of such contract as if it had been assigned to the Buyer, provided, however, that the Buyer shall be responsible for all costs and expenses with respect to such contracts for all periods after the close of business on the Closing Date. In no event shall the use of commercially reasonable efforts require the payment of any consideration by the Seller. However, if the failure to obtain such consent will materially adversely affect Buyer or its ability to consummate this Agreement or operate the Business, it may terminate this Agreement with no further liability to either party.

     1.5 Purchase Price. The purchase price for the Transferred Assets and the Business, subject to adjustment as provided in Section 2.5, is U.S. $37,500,000 plus the Target Inventory Amount referred to herein prior to adjustments as the "Closing Purchase Price".

                                   ARTICLE 2

                      Closing and Post Closing Adjustment

      2.1 Closing.  Subject to the  satisfaction  of the conditions set forth in
Article 6, the closing of the transactions contemplated hereby (the "Closing") shall occur at the offices of Conopco, Inc. at 390 Park Avenue, New York, New York at 10:00 o'clock a.m. (local time) on the later of i) April 15, 1997 or ii) the third business day after the expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") or such other time and date as the parties may agree upon. The date on which the Closing takes place is herein called the "Closing Date". The Closing shall be effective as of 11:59 p.m. (the "Close of Business") on the Closing Date.

      2.2 Payment of Closing Purchase Price. On the Closing Date, the Buyer shall pay, by wire transfer of immediately available funds to the Seller's account at (the name and account number of which Seller will provide to Buyer three (3) days prior to Closing), an amount equal to the Closing Purchase Price.

      2.3 Deliveries by the Seller. At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer the following:

            (i) a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit A, together with such consents, if required, to such assignments referred to therein as have been obtained from the other parties to the Transferred Contracts;

            (ii) an Assignment and Assumption Agreement, substantially in the form of Exhibit B, providing for the assignment to the Buyer of the Seller's and its affiliates' rights, and the assumption by the Buyer of the Seller's and its affiliates' obligations, under the Mold Acquisition Agreement with Harbison Walker, Inc. (the "Assignment and Assumption Agreement"), together with such consents, if required, to such assignments as have been obtained from the other parties to such Agreement;

            (iii) Assignments for the Patents, Trademarks and other Intellectual Property including, without limiting the foregoing, those set forth on Schedule
3.10 substantially in the forms set forth in Exhibit C;

     (iv) a Copyright Assignment, substantially in the form of Exhibit D, for the copyrights included in the Intellectual Property;

     (v) the certificates and documents required pursuant to Section 6.2;

     (vi) a royalty-free non-exclusive License Agreement with a term for the life of the Patent including any renewals, continuations, revisions or reissues thereof, under U.S. Patent No. 4,829,092 to permit the Buyer to continue to sell the CUTEX nail polish remover utilizing the technology claimed in the U.S. Patent No. 4,829,092, substantially in the form of Exhibit E;

     (vii) the Manufacturing Agreement, substantially in the form of Exhibit G;

            (viii) an Assignment of Seller's and Licensor's rights and obligations under the License Agreement between Chesebrough-Pond's, Inc., as Licensor, and Jean Philippe Fragrances, Inc., as Licensee, as amended, referred to in Section 1.1(ii), substantially in the form of Exhibit H.

            (ix) such other assignments, agreements, documents and instruments prepared by Buyer at Buyer's expense as reasonably necessary to vest in Buyer the good and valid title to the Transferred Assets and the Business free and clear of all Liens.

      2.4 Deliveries by the Buyer. At the Closing, the Buyer shall execute and deliver or cause to be executed and delivered to the Seller the Assignment and Assumption Agreement, such other instruments of assumption as shall be necessary to vest in the Buyer, as of the close of business on the Closing Date, the Assumed Liabilities, the certificates and documents required pursuant to Section 6.3, and a royalty-free non-exclusive license agreement to permit Seller to manufacture, package and sell CUTEX nail polish remover to Unilever companies for resale in countries outside of the Territory and to copack CUTEX nail polish remover for the Buyer, substantially in the form of Exhibit F.

      2.5   Post Closing Adjustment.

      (a) Within thirty (30) days following the Closing Date, the Seller shall prepare, at the Seller's expense, and deliver to the Buyer a statement of the book value of the Inventories as of the close of business on the Closing Date (the "Closing Date Inventory Statement"), determined in accordance with the historical accounting principles,practices, methods and policies of the Business consistently applied. The book value of the Inventories shall reflect a physical count of the Inventories conducted by the Seller and its representatives at the opening of business on the first business day after the Closing Date. The Buyer and its representatives shall have the right to observe the physical count of the Inventories, review all books, work papers and procedures in connection with the preparation of the Closing Date Inventory Statement and perform any other reasonable procedures necessary to verify the accuracy thereof.

      (b) Unless the Buyer notifies the Seller in writing within thirty (30) days after receipt of the Closing Date Inventory Statement that the Buyer objects to the calculation of the book value of the Inventories and specifies in reasonable detail the basis for such objection, the Closing Date Inventory Statement shall become final and binding upon the parties for purposes of the adjustment to the Closing Purchase Price pursuant to Section 2.5(c). If the Buyer submits written objections to the Seller within such period, the Buyer and the Seller shall negotiate in good faith to resolve such objections during the thirty (30) day period after the Seller's receipt of the Buyer's notice of objections. During such thirty (30) day period, the Seller and its representatives shall have the right to review all books and work papers and procedures related to such notice of objections, the calculation thereof and basis therefor. If the Buyer and the Seller are unable in good faith to resolve such objections within such thirty (30) day period, the disputed matters shall be submitted to a nationally recognized public accounting firm mutually agreed upon by the Buyer and Seller, to determine the Closing Date Inventory Statement valuation in accordance with the historical accounting principles, practices, methods and policies of the Business consistently applied (or, if such firm declines to act, to another nationally-recognized public accounting firm mutually agreed upon by the Buyer and the Seller and, if the Buyer and the Seller are unable to agree upon an initial or successor firm, within ten (10) days after the end of such thirty
(30) day period, then the Buyer and Seller shall each select a firm and such firms shall jointly select a third firm to resolve the disputed matters). The decision of the accounting firm resolving the disputed matters shall be final and binding on the parties and the Buyer and the Seller shall each bear one-half of the fees, costs and expenses of such accounting firm. After final determination of any disputes with respect to the book value of the Inventories as set forth on the Closing Date Inventory Statement, the parties shall have no further right to make any claims against each other with respect to any element of the calculation of the book value of the Inventories. Seller and Buyer acknowledge that the sole purpose of the determination of the book value of the Inventories on the Closing Date inventory Statement is to adjust the Closing Purchase Price so as to reflect the change in the book value of the Inventories resulting only from the operation of the Business from the Financial Statement Date (as defined in Section 3.7) to the Closing Date.

      (c) Within ten (10) days after the book value of the Inventories has been finally determined in accordance with Section 2.5(b), the excess or shortfall over or below the amount of U.S. $600,000 ("Target Inventory Amount"), if any, shall be paid by the Buyer to the Seller or by the Seller to the Buyer, as the case may be, plus simple interest at a rate of 6% per annum from the Closing Date to the date of payment. Such payment shall be made by wire transfer of immediately available funds.

                                   ARTICLE 3

                 Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer as follows (all references to "Seller" below shall be deemed to only include its affiliates to the extent that any of them own or have an interest in any of the Transferred Assets or the Business or will be executing any of the documents contemplated hereunder):

      3.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York (Delaware with regard to affiliate, Chesebrough-Ponds, Inc.). The Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the Business currently conducted requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Business.

      3.2 Authorization. The Seller has full corporate power and authority to carry on the Business as now conducted and to own or lease the Transferred Assets. The Seller has full corporate power and authority to execute and deliver this Agreement and all other documents contemplated hereby to be executed and delivered by the Seller and to consummate the transactions contemplated hereby and thereby. The Seller has taken all corporate action required to authorize the execution and delivery of this Agreement and all other documents contemplated hereby to be executed and delivered by the Seller and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the other documents to be executed by the Seller hereunder will be, duly executed and delivered by the Seller and this Agreement is, and on the Closing Date each of such other documents will be, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

      3.3 No Violations; No Consents or Approvals Required. Neither the execution and delivery of this Agreement or the other documents to be executed on the Closing Date by the Seller nor the consummation of the transactions contemplated hereby or thereby will: (i) conflict with or violate any provision of the certificate or articles of incorporation or by-laws of the Seller, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Seller, or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien (as such term is defined in Section 3.5) pursuant to, any agreement or other instrument to which the Seller is a party with respect to the Business or to which the Transferred Assets are subject. Except for the consents of third parties specified in Schedule 3.3 and in connection with the HSR Act, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority of instrumentality or any other person is required to be given, made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement.

      3.4 Financial Statements. Attached hereto as Schedule 3.4 are the unaudited statements of sales and profit before indirects of the Business for each of the calendar years 1994, 1995 and 1996 (the "Financial Statements"). The Financial Statements: (i) were prepared in accordance with the historical accounting principles, practices, methods, and policies of the Business consistently applied, and (ii) fairly present in all material respects, in accordance with such historical accounting principles, practices, methods, and policies, the sales and profit before indirects of the Business for the periods indicated.

      3.5 Title to Transferred Assets. The Seller or its affiliates, as the case may be, have good title to the Transferred Assets, free and clear of all claims, liens, mortgages, pledges, charges, security interests or encumbrances of any kind or nature ("Liens").

      3.6   Transferred Contracts.

      (a) Schedule 3.6, together with Schedule 3.10, contains a complete and correct list of all Transferred Contracts, except: (i) orders for the purchase of raw materials or supplies used in the manufacture of products of the Business, (ii) unfilled orders from customers to the Seller in an amount in each case not in excess of $15,000 for purchases of products of the Business, or
(iii) other contracts or commitments entered into in the ordinary course of business not exceeding $25,000. The aggregate value and unfilled commitment under Transferred Contracts not listed on Schedule 3.6 (which are set forth in (a) (i), (ii) and (iii) above), does not exceed $150,000.

      (b) The Seller has delivered or made available to the Buyer complete and correct copies of all written Transferred Contracts on Schedules 3.6 and 3.10. The Transferred Contracts are in full force and effect and enforceable in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), and there does not exist thereunder any material default or event or condition that, after notice or lapse of time or both, would constitute a material default thereunder by the Seller or its affiliates or, to the best of the Seller's knowledge, by any other party thereto. The Seller has not received any written notice that any party to any of the Transferred Contracts intends to cancel or terminate such agreement.

      (c) All Transferred Contracts listed on Schedules 3.6 and 3.10 are assignable by the Seller or its affiliates to the Buyer without the consent of any other person or entity.

      3.7 Absence of Change. Except as disclosed in Schedule 3.7, since December 31, 1996 (the "Financial Statement Date"), the Business has been operated only in the ordinary course in a manner consistent with Seller's past practice ("in the ordinary course of business"), there has been no material adverse change in the Business or the Transferred Assets and the Seller and its affiliates have not, with respect to the Business:

      (a) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially adversely affecting the Business or the Transferred Assets;

      (b) sold, assigned, transferred, leased or otherwise disposed of any of the tangible or intangible assets of the Business (except for Inventory in the ordinary course of business), including the Intellectual Property;

     (c) mortgaged, pledged, granted or suffered to exist any Lien on the Transferred Assets;

      (d) other than in the ordinary course of business, entered into, made any amendment of or terminated any lease, contract, license or other agreement of the Business;

     (e) effected any material change in the accounting practices, procedures or methods of the Business;

      (f) entered into any other transaction other than in the ordinary course of business, or changed in any material respects the policies or practices of the Business; or

      (g) written down or written up the value of any inventories or receivables or revalued any assets of the Seller other than in the ordinary course of business;

      (h) other than in the ordinary course of business, amended, terminated, canceled or compromised any claims of the Seller or waived any other rights of value to the Business or any of the Transferred Assets;

      (i) merged with, entered into a consolidation with, or acquired an interest in any person or entity or acquired a substantial portion of the assets or business of any person or entity or any division or line of business thereof, or otherwise acquired any material assets;

     (j) except in the ordinary course of business, incurred or assumed any indebtedness or liability;

     (k) made any loan to, guaranteed any indebtedness of, or otherwise incurred any indebtedness on behalf of any person or entity whether or not an affiliate of Seller;

     (l) except in the ordinary course of business, failed to pay any creditor any amount owed to such creditor when due;

      (m) failed to prosecute any Trademark application or failed to maintain any registration for a Trademark used by Seller or permitted to lapse any Patent application or Patent by failing to respond to any Patent Office actions or by failing to pay any renewal fees respectively, which or under which, Seller has any right or license;

      (n) allowed any permit or license material to the operations of the Business that was issued or relates to Seller or otherwise relates to the Business or Transferred Assets to lapse or terminate or failed to renew any insurance policy, permit or license that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

      (o) other than in the ordinary course of business, amended, modified or consented to the termination of, or entered into, any Transferred Contract, or Seller's rights thereunder;

      (p)   suffered any unusual buildup of its inventories;

      (q) entered into any agreement to take any of the types of action described in subsections (a) through (p) above.

      3.8 Compliance with Law. The Business and Transferred Assets are in compliance with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities, including without limitation those relating to health and safety, toxic substances, the Food, Drug and Cosmetics Act and Good Manufacturing Practices and also with the terms of all governmental authorizations and approvals ("Permits"), except as set forth in Schedule 3.8 or where the failure to so comply would not have a material adverse effect on the Business or the Transferred Assets. Schedule 3.8 sets forth a list of all Permits that are held by the Business and required for the Seller to conduct the Business as currently conducted. To the best of the Seller's knowledge, all such Permits are in full force and effect and no proceedings are pending or threatened that may result in the revocation, cancellation or suspension thereof.

      3.9 Litigation. Except as set forth in Schedule 3.9, there are no claims, actions, suits, proceedings (including administrative proceedings) or investigations pending or, to the best of the Seller's knowledge, threatened before any court, arbitrator or governmental agency to which the Seller is a party and that relate to the Transferred Assets or the Business or in which any person or entity seeks to prevent, enjoin or restrain the consummation of the transactions contemplated by this Agreement.

      3.10 Intellectual Property. Schedule 3.10 sets forth a list of all Patents, registrations and applications for Trademarks including, without limitation, trademark registrations, renewals and applications, patents, divisions, continuations and reissues therefor, all of which are unrevoked and uncancelled. Except as set forth in Schedule 3.10, neither the Seller nor its affiliates have granted to or received a grant from any third party any license or other right to any of the Intellectual Property. Except as set forth in
Schedule 3.10, there is no claim pending or, to the best of the Seller's knowledge, threatened alleging that the Seller's use or ownership of the Intellectual Property infringes or has infringed the rights of any third party and, to the best of the Seller's knowledge, such use of the Intellectual Property by the Business as currently conducted does not infringe upon any such rights. To the best of the Seller's knowledge, except as set forth on Schedule 3.10, no third party is infringing upon the Seller's or its affiliates' rights in the Intellectual Property. Neither the Seller nor its affiliates own or use any other item of Intellectual Property except as described in the above referenced list, which is material to the Business. The Patents and registrations for the Trademarks have not been revoked or cancelled due to the failure to pay any taxes or maintenance fees. Seller or its affiliates, as set forth in Schedule 3.10, have good and valid title to the Intellectual Property free and clear of all Liens. The Patents and registrations for the Trademarks have been properly maintained and renewed in accordance with all applicable laws and in all applicable governmental offices, and are freely transferrable.

      3.11 Taxes. All material federal, state and local tax returns, reports and declarations of every kind required to be filed by the Seller with respect to the Business prior to the Closing Date have been or will be timely filed, and all material taxes shown thereon or to be shown thereon to be due and payable have been paid or will be timely paid. The Seller has timely paid or will timely pay all material taxes imposed on them with respect to the Business, including with respect to the transactions contemplated by this Agreement except as provided in Section 9.1, that are due and payable for each period ending on or prior to the Closing Date and the portion ending on the Closing Date of any period that includes but ends after the Closing Date.

      3.12 Inventories. The Inventories to be reflected on the Closing Date Inventory Statement will be manufactured by the Seller in the ordinary course of business and will be in conformity in all material respects with applicable specifications, except as described on Schedule 3.12. All such Inventories will consist solely of merchandise useable or saleable in the ordinary course of business and will not be obsolete or damaged, except as described on

Schedule 3.12. Since the Financial Statement Date, there have been no material changes in the Inventories except in the ordinary course of business. Seller has good and valid title to the Inventories free and clear of all Liens. The Inventories do not consist of any items held on consignment. Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of business. No clearance or extraordinary sale of the Inventories has been conducted since December 31, 1996. Seller has not acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practices. Schedule 3.12 sets forth a complete list of the addresses of the warehouses and other facilities in which the Inventories (controlled by Seller in the Territory) are located. The Inventories are at least equivalent in quality to the inventory generally included in such inventory in the past and are not in excess of the normal purchasing patterns of the Seller.

      3.13 Customers and Suppliers. Schedule 3.13 sets forth the names and addresses of the ten (10) largest customers and suppliers (in dollar volume) of the Business for the fiscal year ended December 31, 1996. Except as set forth on
Schedule 3.13, no such customer or supplier has ceased, materially reduced or materially changed its method of doing business with the Seller nor has Seller received any notice that any such customer or supplier intends to cease, materially reduce or materially change its method of doing business with Seller. Seller's relationship with each customer and supplier is a good commercial working relationship. Except as disclosed on Schedule 3.13 neither Seller or its affiliates have any direct or indirect interest in any competitor, customer or supplier of the Business or Seller.

      3.14 Brokers and Finders. Neither the Seller nor any of its affiliates have dealt with any finders, brokers, agents or others in connection with the transactions contemplated by this Agreement.

      3.15 Sales Representatives, Dealers and Distributors. Except as set forth in Schedule 3.15, Seller, with respect to the Business, is not a party to any contract or agreement with any person or entity under which such other person or entity is a sales agent, representative, dealer or distributor of any of the products of Seller or the Business which by its terms cannot be terminated at will or on not more than 30 days' prior notice without penalty or further payment and there has been no change in the rate of compensation paid or payable to any such person or entity since December 31, 1996.


      As a material inducement to Buyer to consummate this Agreement, at the time of the Closing each of the specific representations and warranties of the Seller set forth in this Article 3 will be deemed to be remade by the Seller as of the time of the Closing.

                                   ARTICLE 4

                  Representations and Warranties of the Buyer

The Buyer hereby represents and warrants to the Seller as follows:

      4.1 Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authorization. The Buyer has the corporate power to execute and deliver this Agreement and all other documents contemplated hereby to be executed and delivered by the Buyer, and to consummate the transactions contemplated hereby and thereby. The Buyer has taken all corporate or other action required to authorize the execution and delivery of this Agreement and all other documents contemplated hereby and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been and, on the Closing Date, the other documents will be, duly executed and delivered by the Buyer and this Agreement is, and on the Closing Date such other documents will be, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

      4.3 Consents or Approvals. Except as set forth on Schedule 4.3 or in connection with the HSR Act, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority or instrumentality or any third party is required to be given, made or obtained by the Buyer in connection with the execution, delivery or performance of this Agreement.

     4.4 Resale of Inventories. The Inventories are being acquired by the Buyer solely for the purpose of resale.

      4.5 Brokers and Finders. Neither the Buyer nor any of its affiliates have dealt with any broker, finder, agent or others in connection with the transactions contemplated hereby.

                                   ARTICLE 5

                       Covenants; Additional Agreements

      5.1 Conduct of the Business Pending Closing. From and after the date of this Agreement until the Closing Date, the Seller and its affiliates shall, with respect to the Business and the Transferred Assets, except as otherwise approved by the Buyer (such approval not to be unreasonably withheld or delayed):

     (a) carry on the Business in the ordinary course in substantially the same manner as heretofore conducted;

     (b) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained;

     (c)  perform  in  all  material   respects  their   obligations  under  the
Transferred Contracts;

      (d) comply in all material respects with applicable requirements of laws, rules, regulations, orders, ordinances and directives, whether federal, state or local or otherwise;

      (e) not enter into any Transferred Contracts involving an amount in excess of $15,000 and not, in any material respects, amend, modify, terminate or waive compliance with any provision of any Transferred Contracts listed on Schedules
3.6 and 3.10;

     (f)  use   commercially   reasonable   efforts  to  preserve   the  current
relationships of the Business with its customers, suppliers and distributors;

     (g) not sell, assign, transfer or lease any of the Transferred Assets (except for Inventory in the ordinary course of business);

     (h) not mortgage, pledge, grant or suffer to exist any Lien on any of the Transferred Assets;

      (i) other than in the ordinary course of business, not waive any rights of material value or cancel, discharge, satisfy or pay any debt, claim, lien, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

     (j) not effect any material change in the accounting practices, procedures or methods of the Business;

      (k) not enter into any transaction other than in the ordinary course of business, or change in any material respects any of the business policies or practices of the Business;

      (l) not do or fail to do anything which would make any representations or warranties in the Agreement or any certificate or other document contemplated thereby, untrue; and

      (m) give written notice to the Buyer promptly after the Seller becomes aware of the occurrence of any event or series of events that materially adversely affects the Business.

      5.2   Access.

      (a) From February 25, 1997 to the Closing Date, the Seller shall give to the Buyer and its representatives and agents reasonable access during normal business hours upon reasonable prior notice to the assets, books and records of the Business and furnish to the Buyer such documents and information concerning the Business as the Buyer from time to time may reasonably request, provided, however, that the Seller may preclude access to trade secrets and formulas.

      (b) Following the Closing Date, the Buyer and the Seller shall make available on a reasonable basis to each other, and to each other's representatives and agents, any financial data and other information that the Seller or the Buyer have relating to the Business: (i) to permit the preparation  of any  tax  returns,  (ii) in  connection  with  any  governmental examination of tax returns relating to the Business, (iii) to defend or prosecute any claims relating to the Business, or (iv) for any other proper purpose. A party's reasonable out-of-pocket expenses in connection with responding to any such request shall be reimbursed by the requesting party.

      5.3 Non-Compete Covenant. The Buyer acknowledges that it has been advised by Seller that Seller has two divisions (Elizabeth Arden and Calvin Klein) who market, and will continue to market, products (but not nail polish remover products) which are sold as prestige products but such products may enter the mass market and compete with the products (but not with the nail polish remover products) of the Business. Subject to the above, Seller agrees that neither Seller nor its affiliates shall at any time within the three (3) year period immediately following the Closing Date:

      (a) in the United States or Puerto Rico, directly engage for its own account or the account of others, or have any ownership, management, employment, agency consultancy or other interest in any firm, corporation, partnership, limited liability company, proprietorship or other business entity that engages, in the sale, distribution, packaging, manufacture or marketing of nail polish remover products or, in the mass market, nail enamel products, nail care treatment products, nail care implements, lipstick or any other nail care or lip color products that are competitive with any products of the Business or assist any other person so to do, except that Seller and its affiliates may: (i) own, directly or indirectly, solely as an investment, securities of any entity that are publicly traded if Seller and its affiliates do not, directly or indirectly, beneficially own, collectively, five percent (5%) or more of any class of securities of such entity, (ii) have an ownership interest otherwise proscribed by this Section 5.3 during such period if such ownership interest arises as a result of the acquisition of a business entity not principally engaged in activities proscribed by this Section 5.3, (iii) sell such products to any of their affiliates solely for resale outside of the Territory, and (iv) perform as contemplated under the Manufacturing Agreement.

      (b) directly or indirectly, for its own account or the account of others shall attempt to or assist any other person or entity in attempting to do any of the following with respect to the Business: (i) solicit any director, officer, employee, or agent of Buyer or its affiliates who are employed or provide services with respect to the Business or encourage any such person to terminate such relationship with Buyer or its affiliates, (ii) encourage any customer, client, supplier or other business relationship of Buyer or its affiliates with respect to the Business to terminate or alter such relationship, whether contractual or otherwise, to the disadvantage of the Buyer or its affiliates, as the case may be (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Buyer or its affiliates with respect to the Business; (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Buyer or its affiliates and any of their customers, suppliers or other business relationships.

      The parties agree that damages at law for violation of any of the foregoing covenants (and those contained in Section 5.12) may not be an adequate remedy and that if Seller or its affiliates violate any of the provisions hereof, in addition to any other available rights or remedies, Buyer, its affiliates and their successors and assigns, shall be entitled to seek temporary or permanent injunctive relief with regard to such violation.

      5.4 Reasonable Efforts; Cooperation. Each party will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to perform its obligations hereunder and to satisfy the conditions to the Closing and to consummate the transactions contemplated by this Agreement and shall use commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to cause all waiting periods thereunder to expire or terminate.

      5.5 Regulatory Filings. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency. Buyer and Seller agree to file promptly any information required by the HSR Act and to request early termination of the waiting period, to use best efforts to effect compliance with the conditions specified in Section 6.1(b), and to equally share the costs of all filing fees relating thereto.

      5.6 Public Announcements. Prior to the Closing, none of the parties hereto shall issue any press release or otherwise make any public statements to the media with respect to this Agreement or the transactions contemplated hereby, and after the Closing none of the parties hereto shall issue any press release or otherwise make any public statements to the media with respect to this Agreement and the other documents to be executed and delivered in connection herewith, except in each case with the prior written approval of all of the other parties hereto, unless required by law.

      5.7 Confidentiality. The Buyer, Seller and their affiliates shall not respectively, disclose, use or permit their officers, employees, counsel, accountants or other representatives or agents to disclose or use, directly or indirectly, any information about the Buyer, Seller or their affiliates, or the Business, other than information in the public domain, information required by Buyer's lenders, and information they knew (and which was not restricted from disclosing or using) before they were first contacted by the Buyer, Seller or their representatives in connection with the sale of the Transferred Assets, provided that such confidentiality obligation of the Buyer shall expire, but only with respect to information about the Business and not with respect to information about the Seller or its affiliates, upon the Closing Date. If the transaction contemplated hereby is not consummated, the parties, upon the request of each other, shall return all written information and documents received in connection with the proposed sale of Transferred Assets (other than drafts of this Agreement) and shall destroy and cause their officers, employees, counsel, accountants and other representatives and agents to destroy any copies of such information and documents and any notes or abstracts of information in their possession reflecting such information and documents or other confidential information received in connection with this transaction about the parties, their affiliates or the Business. The provisions of this Section 5.7 supplement and are in addition to, not in lieu of, the provisions of any and all other agreements between the parties and their affiliates respecting confidentiality of information. The provisions of any such other agreements shall remain in full force and effect, provided that in the event of an inconsistency or conflict between the provisions of such other agreements and this Section 5.7, the provisions of this Section 5.7 shall control (except for Section 21 of the Manufacturing Agreement and Section 5.8 below).

      5.8 Post-Closing Confidentiality. The Seller, for a period of three (3) years from the Closing Date, shall maintain and cause its affiliates to maintain the confidentiality of information regarding the Business, the Transferred Assets, the Buyer and its affiliates ("Confidential Information") unless disclosure of such information is required by law or in connection with a proceeding arising out of or relating to this Agreement. Confidential Information is understood not to include (i) information which is currently in the public domain, (ii) information which falls into the public domain through no fault of the Seller, or (iii) information which comes to the Seller through a third party unrelated to Buyer or its affiliates who has the right to receive and disclose the same. The Seller and its affiliates agree that damages at law for violation of any of the foregoing covenants may not be an adequate remedy and that if Seller or its affiliates violate any of the provisions hereof, in addition to any other available rights or remedies, Buyer, its affiliates and their successors and assigns, shall be entitled to seek temporary or permanent injunctive relief with regard to such violation. The provisions contained herein shall be in addition to and not be deemed to be a limitation of the obligations of Seller and its affiliates pursuant to Section 21 (Confidentiality) of the Manufacturing Agreement.

      5.9 Termination of Insurance. The Buyer acknowledges that the Seller's insurance coverage for the Business shall terminate as of the close of business on the Closing Date.

     5.10 Manufacturing Agreement. The parties will execute and deliver at Closing a Manufacturing Agreement, substantially in the form attached as Exhibit G (the "Manufacturing Agreement").

      5.11 Use of Name. From and after the Closing Date, the Seller shall cease and desist from using the Trademarks of the Business including "CUTEX", any variation thereof and any name confusingly similar thereto, except to affix such Trademarks to products being manufactured by Seller for Seller's foreign affiliates for sale outside of the United States and Puerto Rico. Notwithstanding the foregoing, Buyer shall permit the Seller to sell damaged or obsolete Inventories not purchased by the Buyer to any account other than to the normal, usual or customary (including, without limitation, those referred to in Schedule 3.13 of the Agreement) accounts.

      5.12  License to Use Certain Trademarks and Trade Names.

      (a) For a period of six (6) months after the Closing Date, the Seller hereby permits and gives the Buyer a license to use in connection with sales of any products of the Business (and without the payment of any additional consideration therefor) the trade names Chesebrough-Pond's, CPI or CP, or any variation thereof (the "Retained Trade Names") appearing on the Inventories or inventories and packaging materials or labels used by Seller to manufacture products for Buyer under the Manufacturing Agreement, and the Buyer shall not be required to take any action to remove or efface any such Trade Names in connection therewith other than as provided in Section 5.12(b).

      (b) Except co the extent permitted pursuant to Section 5.12(a), the Buyer shall not use or permit the use of any of the Retained Trade Names in any manner. Immediately upon the termination of the continued use period referred to in Section 5.12(a) hereof, the Buyer shall effect the removal of the Retained Trade Names from the products of the Business or shall destroy such products of the Business.

      5.13 Delivery of Certain Documentation Relating to Intellectual Property. True copies of the registrations, applications and other relevant documentation for the Trademarks, Patents and other Intellectual Property including, without limiting the foregoing, listed on Schedule 3.10 shall be delivered to the Buyer, at the Seller's expense, at the Closing.

      5.14 Delivery of Permits. True and complete copies of all Permits listed in Schedule 3.8 shall be furnished by the Seller to the Buyer within five (5) days prior to the Closing Date to the extent not previously furnished to the Buyer.

      5.15 Shipment of the Inventories. After the Closing, the Buyer shall arrange for, at its expense, the shipment of the Inventories from the Seller's facilities to the Buyer's facilities. In accordance with Sections 1.1 and 2.1, title and risk of loss with respect to the Inventories shall pass to the Buyer effective as of the close of business on the Closing Date.

      5.16 Allocation of the Purchase Price. Within one hundred twenty (120) days after the Closing Date, Buyer shall prepare and submit to Seller for its approval (which shall not be unreasonably withheld) Buyer's proposed allocation of the Closing Purchase Price to the Transferred Assets; and all tax returns and reports filed by Buyer and Seller with respect to the transactions contemplated by this Agreement shall be consistent with that allocation. Each of Buyer and Seller shall timely complete a Form 8594 Asset Acquisition Statement of Allocation consistent with that allocation, shall provide a copy to the other party and shall file a copy of such form with its Federal income tax return for the period that included the Closing Date.

      5.17 Exclusivity. From and after the date of this Agreement until the Closing Date the Seller will not, nor will it permit any of its affiliates (or authorize or permit any of their respective officers, employees, legal counsel, accountants, investment brokers, financial advisers or other representatives (together, "representatives") to take, directly or indirectly, any action to solicit, facilitate, negotiate, permit access with regard to, encourage or accept any offer or inquiry in respect of the acquisition of the Business or the Transferred Assets from, enter into any agreement or understanding for the sale of the Business or the Transferred Assets to, or furnish or cause to be furnished any information with respect to the Business or the Transferred Assets, to any other person or entity.

      5.18 Employee Matters. Buyer and Seller hereby acknowledge and agree that Buyer shall not have any obligation or liability whatsoever to or with regard to any employees of the Seller or its affiliates ("Employees"), or with regard to matters or liabilities relating to such Employees including, but not limited to, obligations or liabilities concerning employee compensation and benefits, severance payments, occupational safety matters, health matters, ERISA matters, workers' compensation matters, and other employee matters, all of which shall be Retained Liabilities of Seller and their affiliates. For a period of one year from the Closing Date Buyer will not solicit to employ any of Seller's current employees so long as they are employed by Seller, without obtaining Seller's consent.

                                   ARTICLE 6

                             Conditions to Closing

      6.1 Conditions to Obligations of Both Parties to Close. The obligation of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

      (a) No law, rule, regulation, order, decree, injunction, stay or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of all or any part of the transactions contemplated hereby, and no action or proceeding shall be pending by any governmental or regulatory authority seeking any of the foregoing or seeking to recover any damages or obtain other relief as a result of the consummation of such transactions.

      (b) All required registrations and filings with any Federal, state or local government or regulatory authority shall have been made and any waiting period or approval applicable to the transactions contemplated hereby pursuant to any law, rule, regulation, order or decree of any Federal, state or local government or instrumentality or agency thereof having jurisdiction with respect to the transactions contemplated hereby shall have expired, been terminated or been obtained, as the case may be.

      6.2 Conditions to Obligation of the Buyer to Close. The obligation of the Buyer to purchase the Transferred Assets and Business, to assume the Assumed Liabilities and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or before the Closing, of the following conditions:

      (a) The Seller shall have performed in all material respects its obligations required under this Agreement to be performed at or prior to the Closing.

      (b) The representations and warranties of the Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date.

      (c) The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by an officer of the Seller, as to the satisfaction of the conditions set forth in clauses (a) and (b) above.

      (d) The Seller shall have delivered to the Buyer a good standing certificate of Seller and a certified copy of resolutions duly adopted by the board of directors of the Seller authorizing and approving the execution of this Agreement (and other documents and instruments contemplated thereby) by the Seller and the performance by the Seller of its obligations hereunder.

      (e) The Seller shall have caused the assignment to the Buyer of the License Agreement between Chesebrough-Pond's Inc., as Licensor, and Jean Philippe Fragrances, Inc., as Licensee, as amended, referred to in Section 1.1(ii) of this Agreement and Buyer shall have entered into and consummated (i) a termination agreement with Jean Philippe Fragrances, Inc. wherein such Licensee has agreed that such License Agreement is terminated and of no further force or effect, and (ii) an asset purchase agreement with Jean Philippe Fragrances, Inc. wherein such Licensee has agreed to sell and Buyer has agreed to purchase Licensee's inventory and other assets relating to Products referred to in the License Agreement, on mutually agreeable terms, and Seller's and its affiliates rights and obligations to purchase such assets have been waived. Seller represents and warrants that Licensor has and will have on the Closing Date, the right to terminate such License Agreement pursuant to Section 8.1 thereof, as the result of a failure to comply by Licensee thereunder, which right of termination is assignable and will be assigned to Buyer and be effective on the Closing Date. Without limiting any of its other waiver rights set forth in this Agreement, Buyer may waive, in whole or in part, any or all of the conditions contained herein, in its sole discretion.

     (f)   The Seller shall have delivered the executed Manufacturing Agreement.

      (g) The Seller shall have delivered all Schedules which shall be reasonably satisfactory in form and substance to the Buyer.

      (h) All actions required to be taken or documents required to be delivered by the Seller hereunder or in connection with the consummation of the transactions contemplated by this Agreement shall be delivered to and be reasonably satisfactory to the Buyer and the Buyer shall have received any additional documents reasonably requested by the Buyer effectively to vest title to the Transferred Assets in the Buyer or to consummate the transactions contemplated by the Agreement.

      6.3 Conditions to Obligations of the Seller to Close. The obligation of the Seller to, and to cause its affiliates to, sell, transfer and assign the Transferred Assets and the Business and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or before the Closing, of the following conditions:

      (a)  The  Buyer  shall  have  performed  in  all  material   respects  its
obligations required under this Agreement to be performed at or prior to the Closing.

      (b) The representations and warranties of the Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date.

      (c) The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by an officer of the Buyer, as to the satisfaction of the conditions set forth in clauses (a) and (b) above.

      (d) The Buyer shall have delivered to the Seller a good standing certificate of Buyer and a certified copy of resolutions duly adopted by the board of directors of the Buyer authorizing and approving the execution of this Agreement (and other documents and instruments contemplated thereby) by the Buyer and the performance by the Buyer of its obligations hereunder.

      (e) All actions required to be taken or documents required to be delivered by the Buyer hereunder or in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory to the Seller and the Seller shall have received any additional documents reasonably requested by the Seller effectively to transfer to the Buyer the Assumed Liabilities.

                                   ARTICLE 7

                       Termination, Amendment and Waiver

      7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing;

      (a)   By mutual consent of the Buyer and the Seller;

     (b) By the Seller if the Buyer is in breach in any material respects of its representations, warranties or covenants set forth in this Agreement;

     (c) By the Buyer if the Seller is in breach in any material respects of its representations, warranties or covenants set forth in this Agreement;

      (d) By the Seller if it is not in breach of this Agreement, or by the Buyer if it is not in breach of this Agreement, and in either case if the Closing has not occurred by June 30, 1997.

     Sections 5.7 and 9.1 and any rights and remedies for breaches of this Agreement prior to its termination shall survive any such termination.
Otherwise, upon its termination, this Agreement shall forthwith become of no further force and effect.

     7.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by all parties.

      7.3 Waiver. Any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies or breaches in the representations and warranties contained herein or in any document delivered by the other parties pursuant hereto, or (c) waive compliance with any of the agreements or covenants or satisfaction of any of the conditions to be performed by the other parties that are contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

                                   ARTICLE 8

                                Indemnification

      8.1   Agreement to Indemnify.

      (a) Subject to the limitations set forth in Section 8.3, the Seller shall indemnify, defend and hold harmless the Buyer Group (as defined in Section 8.1(c)) against any and all claims, losses, damages, liabilities, deficiencies, obligations, assessments, judgments, costs or expenses of any kind, including without limitation reasonable attorney's fees and expenses reasonably incurred in investigating, preparing for, defending against or prosecuting any claim, litigation or proceeding (collectively, "Losses"), but net of any insurance recoveries or tax benefits actually received by the Buyer Group because of such Losses, arising out of or resulting from the following:

            (i) the failure of the Seller or its affiliates to pay or otherwise discharge the Retained Liabilities, or any other liabilities or obligations of any kind to the extent arising out of or resulting from the operation or conduct of the Business through the Closing Date except for the Assumed Liabilities;

            (ii) the nonfulfillment by the Seller of any agreement or covenant of the Seller hereunder or in any instrument or document delivered pursuant to Sections 2.3 and 6.2 hereof;

            (iii) the inaccuracy of any representation or breach of any warranty made by the Seller herein or in any certificate or document delivered pursuant to Sections 2.3 or 6.2(c); and

            (iv) except with regard to Buyer's Assumed Liability, the conduct or operation of the Business prior to the Closing Date.

      (b) Subject to the limitations set forth in Section 8.3, the Buyer shall indemnify, defend and hold harmless the Seller Group (as defined in Section 8.1(c)) against any and all Losses, but net of any insurance recoveries or tax benefits actually received by the Seller Group because of such Losses, arising or resulting from the following:

     (i) the failure of the Buyer to pay or otherwise discharge the Assumed Liabilities;
            (ii) the non-fulfillment by the Buyer of any agreement or covenant of the Buyer hereunder or in any instrument or document delivered pursuant to Sections 2.4 or 6.3;

            (iii) the inaccuracy of any representation or the breach of any warranty made by the Buyer herein or in any certificate or document delivered pursuant to Sections 2.4 or 6.3(c); and

            (iv) the conduct or operation of the Business after the Closing Date, including without limitation the sale by the Buyer or its affiliates after the Closing Date of any finished products included in the Inventories, subject, however, to the limitations set forth in Section 1.3(a)(iii).

                  (c) The term "Buyer Group" shall include the Buyer, its affiliates, subsidiaries and successors and the directors, officers, employees and shareholders thereof, and the term "Seller Group" shall include the Seller, its affiliates and successors and the directors, officers, employees and shareholders thereof.

                  (d) Notwithstanding the provisions of this Article 8, neither Buyer Group nor Seller Group shall be required to alter any positions or elections it would otherwise take or make with respect to taxes or insurance in order to reduce the amount of indemnifiable Losses under Section 8.1(a) or
Section 8.1(b), as the case may be.

      8.2   Procedure for Indemnification.

      (a) In the event that any of the Buyer Group or Seller Group as the case may be (the "indemnified party") receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article 8 (a "Third Party Claim"), and the indemnified party intends to seek indemnity pursuant to this Article 8, the indemnified party shall promptly provide the other of the Buyer Group or Seller Group as the case may be (the "indemnifying party") with notice of such Third Party Claims and, except for claims seeking equitable relief from the indemnified party, the indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such Third Party Claim with respect to which such indemnity has been invoked with counsel selected by it and approved by the indemnified party (such approval not to be unreasonably withheld or delayed), and the indemnified party shall fully cooperate with the indemnifying party in connection therewith upon such indemnifying party's reasonable request. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such Third Party Claim within forty-five (45) days after receipt of written notice thereof from the indemnified party, the indemnified party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the indemnifying party. The indemnifying party shall not settle or compromise any such Third Party Claim without the indemnified party's prior written consent, unless the terms of such settlement or compromise release the indemnified party from any and all liability with respect to such Third Party Claim. However, if such settlement or compromise would have a material adverse effect on the indemnified party notwithstanding such release, its prior written consent shall still be required, which consent will not be unreasonably withheld. The indemnifying party shall pay the amount of the Loss arising out of such Third Party Claim to and upon demand of the indemnified party in immediately available funds.

      (b) In the event any of the Buyer Group or Seller Group as the case may be (also referred to as "indemnified party") should have a claim for indemnification against the other of the Buyer Group or the Seller Group as the case may be (also referred to as "indemnifying party") that does not involve a Third Party Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party. The failure to give such notice shall not affect whether an indemnifying party is liable for indemnification unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such claim, and then only to the extent of such loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within forty-five (45) days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice ("dispute notice"), the Loss in the amount specified in the indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Loss to the indemnified party on demand in immediately available funds. If the indemnifying party timely disputes the claim within such forty-five (45) day period, the indemnifying party and indemnified party will proceed in good faith to negotiate and resolve the dispute within forty-five
(45) days after indemnified party receives the dispute notice. If such dispute is not so resolved, then either party may have the dispute resolved by a court of competent jurisdiction.

      8.3 Limitations on Indemnification. Notwithstanding Sections 8.1(a)(iii) and 8.1(b)(iii) of this Article 8, neither the Seller nor the Buyer shall be responsible for any Losses arising or resulting from inaccuracies in representations or breaches of warranties made by such breaching parties unless the aggregate amount of any such Losses exceeds, on a cumulative basis, U.S. $700,000.00, and then only to the extent of any such excess, and in no event shall the aggregate liability for such Losses exceed $3,000,000.00. All representations and warranties made by the Seller and the Buyer hereunder shall survive the Closing; provided, however, that any claim for such Losses arising out of or resulting from the inaccuracy of any such representation or the breach of any such warranty must be asserted on or before the first anniversary of the Closing, failing which any such claim shall be waived and extinguished excluding, however, claims for Losses with respect to the inaccuracy of representations and breach of warranties contained in (i) Section 3.1 (Organization), Section 3.2 (Authorization), Section 3.5 (Title to Transferred Assets) or Section 3.11 (Taxes), which may be asserted at any time under the applicable statute of limitations, failing which any such claims shall be waived and extinguished. For purposes of this Section 8.3, a claim has been asserted when written notice thereof, including reasonable supporting documentation, if available, has been given by the indemnified party to the indemnifying party in accordance with Section 9.3

                                   ARTICLE 9

                                 Miscellaneous

      9.1 Expenses, Taxes. Except as otherwise provided herein, each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby. Any excise, sales, use or transfer taxes or any other such taxes (other than income taxes) that are payable or arise as a result of execution of this Agreement or the transfer of the Transferred Assets and the Business to the Buyer pursuant to this Agreement shall be borne equally by the Buyer and the Seller.

      9.2 Further Assurances. From time to time after the Closing, the Seller and the Buyer shall execute and deliver such documents and instruments as any other party may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

      9.3 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duty given:
(i) on the date of delivery, if delivered personally, (ii) on the business day after dispatch by documented overnight delivery service such as Federal Express, if sent in such manner, (iii) on the date of transmission by telecopy or telex or other means of electronic transmission, if so transmitted, provided that a confirmation copy of any such electronic transmission is sent no later than the business day following the day of electronic transmission by documented overnight delivery service or registered mail, postage prepaid (return receipt requested), or (iv) on the fifth business day after deposit in the United States mail and sent by registered mail, postage prepaid (return receipt requested). Notices or other communications shall be directed to the following addresses:

      If to the Seller to:    Chesebrough-Pond's USA Co.
                              33 Benedict Place
                              Greenwich, CT 06813
                              Attention: General Counsel

      With a copy to:         Conopco, Inc.
                              390 Park Avenue
                              New York, NY 10022
                              Attention: Ronald M. Soiefer

      If to the Buyer to:     Carson, Inc.
                              64 Ross Road
                              Savannah, GA  31405
                              Attention: Dr. Leroy Keith,
                              Chairman and CEO

      With a copy to:         Bathgate, Wegener & Wolf, P.C.
                              One Airport Road
                              P.O. Box 2043
                              Lakewood, NJ 08701
                              Attention:  Jan L. Wouters, Esq.

      and:                    Milbank, Tweed, Hadley & McCloy
                              One Chase Manhattan Place
                              New York, New York  10005-1413
                              Attention:  Lawrence Lederman, Esq.

Any party may, by notice given in accordance with this Section 9.3, specify a new address for notices under this Agreement.

      9.4 Headings. The descriptive headings of the several Articles and Sections of this Agreement and the table of contents are inserted for convenience only, do not constitute a part of this Agreement, and shall not affect the interpretation hereof.

      9.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

      9.6 Assignment; No Third Party Beneficiaries. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that Buyer may assign such Agreement and rights to its affiliates, subsidiaries or successors or, as collateral security, to its lenders without Seller's consent (provided that in the event Buyer assigns an obligation hereunder, it shall be responsible for such obligation if its assignee fails to perform such obligation). In the event of any such assignment for which consent has been obtained, the assigning party shall nevertheless remain responsible for compliance with the terms of this Agreement. This Agreement shall not confer upon any person other than the parties hereto any rights or remedies hereunder except as otherwise provided in this Section 9.6.

      9.7 Affiliates. The term "affiliates" is used in this Agreement as defined in the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended.

      9.8  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.9 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect thereto, except the Confidentiality Agreement, dated February 24, 1997 between Seller and Morningside Capital Group L.L.C., which Confidentiality Agreement is also binding on the Buyer until Closing, after which the provisions of Section 5.7 shall govern. All of the covenants and agreements contained in this Agreement (including the documents and instruments referred to herein) shall survive Closing, subject to the provisions of Section 8.3.

      9.10 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      9.11 Bulk Sales. The Buyer hereby waives compliance by the Seller with any applicable bulk sales transfer laws, including without limitation, the bulk transfer provisions of the Uniform Commercial Code of any State or Puerto Rico, or any similar statute, with respect to the transaction contemplated hereby, and the Seller hereby agrees to indemnify the Buyer and to defend and hold the Buyer harmless from and against any damages, claims or expenses or penalties asserted by any creditor of the Seller or any governmental authority with respect to any noncompliance by Seller with any such bulk sales transfer laws.

      9.12 Refunds and Remittances. After the Closing, if the Buyer receives any refund, amount or other monetary benefit related to claims, litigation, insurance, accounts receivable or other matters that is properly due and owing to the Seller in accordance with this Agreement, the Buyer shall promptly (but in no event later than seven (7) business days after the end of the calendar month within which such benefit is received) cause same to be remitted to the Seller at the applicable address specified in Section 9.3. Similarly, in the event that the Seller receives any such refund, amount or other monetary benefit that is properly due and owing to the Buyer in accordance with this Agreement, the Seller shall promptly (but in no event later than seven (7) business days after the end of the calendar month within which such benefit is received) cause same to be remitted to the Buyer at the applicable address specified in Section 9.3.

      IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the day and year first above written.

CONOPCO, INC., Seller                     CARSON, INC., Buyer

By:                                                BY:
Name:     Melvin H. Kurtz                 Name:       Dr. Leroy Keith
Title:      Vice President                Title:        Chairman and CEO

                           ASSET PURCHASE AGREEMENT

                        List of Schedules and Exhibits
                                                                     Reference
                                                                      at Page

Schedule 1.3      Assumption of Certain Liabilities........................4
Schedule 3.3      No Violations; No Consents or Approvals Required.........8
Schedule 3.4      Financial statements.....................................8
Schedule 3.6      Transferred Contracts...............................8,9,14
Schedule 3.7      Absence of Change........................................9
Schedule 3.8      Permits..............................................10,18
Schedule 3.9      Litigation..............................................11
Schedule 3.10 Intellectual Property.........................2,5,8,9,11,14,18
Schedule 3.12 Inventories11,12
Schedule 3.13 Customers and Supplier................................11,12,17
Schedule 3.15 Sales Representatives, Dealers and Distributors.............12
Schedule 4.3      Consents or Approvals...................................13
Exhibit A         Bill of Sale, Assignment and Assumption Agreement........5
Exhibit B         Assignment and Assumption Agreement......................5
Exhibit C         Assignments for the Patents, Trademarks and
                   other Intellectual Property.............................5

Exhibit D         Copyright Assignment.....................................5
Exhibit E         Royalty-free Non-exclusive License Agreement (Buyer).....5

Exhibit F         Royalty-free Non-exclusive License Agreement (Seller)....6

Exhibit G         Manufacturing Agreement...............................5,17

Exhibit H         Assignment regarding License Agreement...................5

                        MANUFACTURING AGREEMENT

     This Agreement is made and entered into as of the 27th day of March 1997, by and between CONOPCO, INC. d/b/a CHESEBROUGH-POND'S USA CO., a corporation of the State of New York having a place of business at 33 Benedict Place, Greenwich, Connecticut 06830 (hereinafter "CP") and CARSON PRODUCTS COMPANY, a Delaware corporation having a principal place of business at 64 Ross Road, Savannah, Georgia 31405 (hereinafter "Buyer").

                        W I T N E S S E T H:

     WHEREAS, CP is currently manufacturing and packaging nail polish remover under the CUTEX trademark, including the plastic containers and caps used in the packaging of the nail polish remover, for sale in the United States and Puerto Rico and for Unilever N.V. and Unilever P.L.C. ("Unilever") foreign companies for sale in countries outside the United States and Puerto Rico; and

     WHEREAS, Buyer is acquiring the CUTEX business in the United States and Puerto Rico pursuant to an Asset Purchase Agreement dated as of March 27, 1997 between CP and Buyer, as assignee (the "Asset Purchase Agreement"); and

     WHEREAS, CP will continue to manufacture and package nail polish remover for Unilever's foreign companies for sale in countries outside the United States and Puerto Rico and is willing to continue to manufacture and supply Nail Polish Remover and container and caps for that product (as such term is hereinafter defined) to Buyer and Buyer is willing to purchase such products from CP for sale in the United States and Puerto Rico;

     NOW, THEREFORE, in consideration of the premises and of the covenants and conditions hereinafter contained, the parties hereto mutually agree as follows:

     1. Definitions. "Nail Polish Remover" shall mean the nail polish remover products currently being manufactured by CP and identified in the attached Exhibit A, including the current plastic containers and caps used in packaging the nail polish remover (the "Product").

     2. Products to be Purchased and Purchase Orders. CP agrees to manufacture, sell and deliver to Buyer, and Buyer hereby agrees to purchase from CP all of its requirements for Product (subject to Section 8 hereof). The Product shall be manufactured by CP in accordance with the specifications therefor currently in effect and attached as Exhibit B (the "Specifications") and as may be modified by Buyer from time to time, if such modification has been agreed to in writing by CP, which agreement will not be unreasonably withheld. The Product shall be ordered in quantities and frequencies to be agreed upon by the parties hereto. CP agrees not to manufacture, sell or deliver the Product for or on account of itself or any other person or entity, except to the extent provided for in the Asset Purchase Agreement.

         3. Ingredients and Raw Materials. CP will supply all ingredients, raw materials, finishing supplies, labels and packaging materials required to process and pack the Product. Buyer agrees to assume responsibility for insuring that all labels provided by Buyer or prepared by CP in accordance with Buyer's specifications for the Product comply with all applicable packaging and labeling requirements of Federal, state and local law.

     4. Manufacturing Charges. The prices for the manufacture, packaging and warehousing of the Product are set forth in the attached Exhibit A.

         (a) Standard Cost. The prices relating to the standard cost of the Product in Exhibit A ("Standard Cost") may be changed no more often than quarterly where there is a 3% or greater cumulative change in the Standard Cost from the later of the date of the Agreement or the date of the most recent price change pursuant to this Section. In no event shall the change in price be greater than the cumulative change in the Standard Cost of the particular Product.

     (b) Overhead. The prices relating to seventy-five percent (75%) of the overhead cost of the Product in Exhibit A ("Overhead") cover salary, salary-related expenses, taxes and utilities, and may be changed annually where there is a 3% or greater cumulative change in the Overhead from the later of the date of the Agreement or the date of the most recent price change pursuant to this Section. In no event shall the change in price be greater than the cumulative change in the Overhead of the particular Product. The remaining twenty-five percent (25%) of the Overhead covers depreciation, maintenance and repairs, and will not change during the term of this Agreement.

         5.       Terms of Sale.

         (a) CP will invoice Buyer upon manufacture of the Product pursuant to the Binding Forecast (as defined in Section 7). All prices for Product will be FOB CP plant.

         (b) Invoices will reference the individual purchase order number and will be due and payable in thirty (30) days net from date of invoice.

         (c) Buyer, within thirty (30) days of the receipt by Buyer of the Product, shall inspect and reject any lots, cases or units of such Product which fail to meet the Specifications, failing which Buyer shall waive any right to reject or any other claim for non-latent defects with respect to such Product, and Buyer shall receive a credit for the price paid in respect of such Product so rejected.

     (d) If CP has purchased labels or packaging materials for the Product pursuant to the rolling forecast (described in Section 7) and Buyer makes a change in the labels or packaging materials, resulting in the labels or packaging materials being rendered obsolete, Buyer shall pay CP for the cost of the labels or packaging materials rendered obsolete by the Buyer's changes in the packaging or labeling.

         6. Failure to Pay. If Buyer fails to pay for the Product when payment therefor is due, CP may withhold further shipments until payment is received or, at its option, terminate this Agreement pursuant to the provisions of Section 11(c) hereof. CP's failure to exercise the option contained in this Section will not constitute a waiver of its rights to exercise such option for a future failure to pay, nor release Buyer from its obligation to pay for the Product supplied to it, including nail polish remover, plastic containers and caps then in process.

         7. Production and Delivery. CP agrees to deliver the Product ordered by the Buyer by the date specified in Buyer's purchase order (which date shall not be less than thirty (30) days from the date of the purchase order), title to which will pass to Buyer at the time of delivery. Delivery will take place at the time the Product is loaded on Buyer's trucks or common carrier to be delivered, freight collect, as directed by Buyer.

         Buyer agrees to furnish CP a twelve (12) month rolling forecast of its requirements for Product each month. The rolling forecast will, each month, also fix the next month's requirements which Buyer is obligated to purchase from CP (the "Binding Forecast").

         8. Option to Purchase. Buyer shall have the option to purchase from CP the tools and related materials dedicated by CP exclusively to the manufacture of the plastic containers and caps if CP no longer manufactures the Product pursuant to the terms of this Agreement. The purchase price to be paid by Buyer in respect of a purchase pursuant to this Section 8 shall be the original cost of such tools and related materials so purchased, multiplied by a fraction, the numerator of which shall be the useful life, as determined by CP, of such tools and related materials less the expended life of such tools and related materials, and the denominator of which shall be the useful life of such tools and related materials.

         9. Force Majeure. In the event of strike by labor, lockout, war, rebellion, fire, flood, earthquake, act of God, act of governmental authorities or any other causes beyond the control of the parties hereto which renders it impossible for either party to comply with the terms of this Agreement, other than the payment of monies, no liability for non-compliance caused hereby during the continuance thereof will exist or arise.

         During any period of force majeure affecting either party's ability to perform hereunder, that party agrees that it will use commercially reasonable efforts to eliminate the cause of such inability to perform. Once the cause of the party's inability to perform has been eliminated and the other party is so notified, the placing or shipping of orders will resume pursuant to the terms hereof; provided, however, that it can be done without breaching the terms of any agreement a party may have had with an outside supplier during the period of force majeure.

         10. Term. Subject to Section 11, this Agreement shall continue in full force and effect for five (5) years from the Closing Date defined in the Asset Purchase Agreement. Thereafter, the Agreement will be extended for additional one (1) year terms, unless terminated in accordance with Section 11.

         11.      Termination. This Agreement may be terminated:

         (i)      by a party in the event the other party:

     (a) files or has filed against it a petition under the Federal Bankruptcy Act;
     (b) makes an assignment for the benefit of creditors, has a receiver appointed for it or otherwise takes advantage of laws designed for the relief of debtors; or

                  (c) fails to perform or otherwise breaches any of its obligations hereunder and such failure to perform or breach continues for a period of thirty (30) days after the receipt of notice from the other party of its intent to terminate and the reasons therefor. If such failure to perform or breach is cured by the party receiving the notice within the curative period provided herein, then said notice will be of no further force or effect and this Agreement will continue uninterrupted;

         (ii) by Buyer, for any reason, by giving CP written notice of its intent to terminate the Agreement at least one (1) year prior to the termination date set forth in such notice.

         12. Warranties of CP. CP hereby represents and warrants to Buyer that all Product produced and packaged hereunder will be consistent with the Specifications, CP's past practices and applicable law.

     13. Warranties of Buyer. Buyer hereby represents and warrants to CP as follows:
         (a) That all labels provided by Buyer for use by CP in the production and packaging of the Product will be in compliance with all applicable laws and regulations in effect in any jurisdiction in which the Product is manufactured, shipped or sold; and

         (b) That the labels, and changes to the Specifications supplied by Buyer will not infringe any patent, trademark, trade name, copyright, trade secret or other proprietary rights of any person not a party hereto.

         14. Indemnification of Buyer by CP. Subject to Section 16, CP hereby agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, damages and expenses, including reasonable attorneys' fees and court costs, arising from:

         (a) recalls of the Product ordered by governmental authorities or mutually agreed to by CP and Buyer in reasonable anticipation thereof which are necessitated solely by CP's negligence or fault; and

         (b)CP's breach of any representation, warranty or obligation hereunder.

         15. Indemnification of CP by Buyer. Subject to Section 16, Buyer hereby agrees to indemnify and hold CP harmless from and against any and all losses, claims, damages and expenses, including reasonable attorneys' fees and court costs, arising from (a) the manufacture, storage, or sale of the Product during the term hereof except to the extent of CP's responsibility therefor pursuant to
Section 14, or (b) Buyer's breach of any representation, warranty or obligation hereunder.

         16. Indemnification Procedure. In the event that any party (the "indemnified party") receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Section (a "Third Party Claim"), and the indemnified party intends to seek indemnity pursuant to this Section 16, the indemnified party shall promptly provide the other party (the "indemnifying party") with notice of such Third Party Claims and, except for claims seeking equitable relief from the indemnified party, the indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such Third Party Claim with respect to which such indemnity has been invoked with counsel selected by it and approved by the indemnified party (such approval not to be unreasonably withheld or delayed), and the indemnified party shall fully cooperate with the indemnifying party in connection therewith upon such indemnifying party's reasonable request. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such Third Party Claim within twenty (20) days after receipt of written notice thereof from the indemnified party, the indemnified party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the indemnifying party. The indemnifying party shall not settle or compromise any such Third Party Claim without the indemnified party's prior written consent, unless the terms of such settlement or compromise release the indemnified party from any and all liability with respect to such Third Party Claim. However, if such settlement or compromise would have a material adverse effect on the indemnified party notwithstanding such release, its prior written consent shall still be required, which consent will not be unreasonably withheld.

         17.      Limitation of Liability; No Consequential Damages.

         Except as provided for in the Asset Purchase Agreement or Section 14 hereof:

         (a) The liability of CP with respect to the Products delivered hereunder shall be limited solely to the replacement or refund of Products that fail to meet the Specifications therefor (such replacement or refund to be subject to timely notice being given pursuant to Section 5(c)), and CP shall have no other liability whatsoever with respect to such Products; provided, however, that if CP fails to supply Products as provided in the Binding Forecasts, for any reason other than (i) a force majeure occurrence referred to in Section 9; or (ii) Buyer's breach of this Agreement, then Buyer may obtain from a third party on commercially reasonable terms such amounts of Products that CP failed to supply and CP shall pay Buyer for the net increase, if any, in the price of such replacement Products over the price of the Products hereunder.

     (b) Neither party shall be liable for any punitive, special, indirect or consequential damages.

     18. Notices. All notices or communications provided for herein will be deemed to have been properly given when deposited in the United States registered or certified mail, postage pre-paid and addressed as follows:

                  If to CP:                 Chesebrough-Pond's USA Co.
                                            33 Benedict Place
                                            Greenwich, CT 06830
                                            Attention: General Counsel

                  If to Buyer:              Carson Products Company
                                            64 Ross Road
                                            Savannah, GA 31405
                                            Attention: Dr. Leroy Keith,
                                            Chairman and CEO

                  With a copy to:           Bathgate, Wegener & Wolf, P.C.
                                            One Airport Road
                                            P.O. Box 2043
                                            Lakewood, NJ 08701
                                            Attention: Jan L. Wouters, Esq.

                  and:                      Milbank, Tweed, Hadley & McCloy
                                            One Chase Manhattan Plaza
                                            New York, New York  10005-1413
                                            Attention:  Lawrence Lederman, Esq.

         19. Assignment; Binding Effect. This Agreement may not be assigned in whole or in part by either party without the written consent of the other party; provided, however, that Buyer, without CP's consent, may (i) assign its interest hereunder to its affiliates, subsidiaries or successors and (ii) may assign or pledge its interest hereunder, as collateral security, to its lenders. Each such assignee or pledgee shall be a third party beneficiary of this Agreement to the extent necessary to enforce its rights hereunder. In the event of any such assignment or pledge to secure indebtedness by Buyer of which CP has notice, (i) CP shall provide the applicable pledgee or assignee with a copy of each notice of default or other material notice given to Buyer by CP hereunder, (ii) CP shall accept performance and the curing of any default hereunder by Buyer from such pledgee or assignee, (iii) if notified by such pledgee or assignee to do so, CP shall render its performance hereunder directly to such pledgee or assignee in lieu of Buyer and (iv) no amendment of this Agreement shall be binding on such pledgee or assignee without such pledgee's or assignee's consent. Any assignment made in contravention of the provisions of this section shall be void and of no effect.

         20. Entire Agreement. This Agreement (in addition to the Asset Purchase Agreement) contains all of the covenants, stipulations and provisions agreed upon by the parties and the terms hereof may not be altered, changed or waived unless the alteration, change or waiver is in writing and signed by an authorized officer of both parties.

         21. Confidentiality. During the term of this Agreement, CP acknowledges they may have access to, or become familiar with, various trade secrets and confidential information belonging to or relating to Buyer, its affiliates and/or their respective businesses, including, but not limited to, product formulas, customer names, manufacturing techniques and processes, know how and other proprietary or confidential information ("Confidential Information"). CP acknowledges and agrees that such Confidential Information is owned and shall continue to be owned solely by Buyer or its affiliates. During the term of this Agreement and following the termination of this Agreement for any reason, regardless of whether termination is initiated by Buyer or CP, CP agrees not to use, communicate, reveal or otherwise make available such Confidential
Information  for  any  purpose  whatsoever,  or  to  divulge  such  Confidential
Information to any person or entity other than Buyer or persons expressly designated by Buyer, unless CP is compelled to disclose it by judicial process or such Confidential Information is in the public domain or falls into the public domain through no fault of CP. The parties agree that damages at law for violation of any of the foregoing covenants may not be an adequate remedy and that if CP or its affiliates violate any of the provisions hereof, in addition to any other available rights or remedies, Buyer, its affiliates and their successors and assigns, shall be entitled to obtain temporary or permanent injunctive relief with regard to such violation.

     22. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to its principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have respectively caused this Agreement to be executed by a duly authorized officer effective as of the Closing Date (as such term is defined in the Asset Purchase Agreement).


CONOPCO, INC., "CP"                           CARSON PRODUCTS COMPANY, "Buyer"

By:                                                           By:
Name:     Melvin H. Kurtz                                     Name:
Title:      Vice President                                    Title:

                          ASSET REPURCHASE AGREEMENT


                                   between




                       JEAN PHILIPPE FRAGRANCES, INC.,

                                          Seller


                                     and


                                CARSON, INC.,

                                          Buyer




                         dated as of March 27, 1997

Exhibit 10.2





                          ASSET REPURCHASE AGREEMENT


      ASSET REPURCHASE AGREEMENT made this 27th day of March 1997 between Carson, Inc., a Delaware corporation ("Buyer"), and Jean Philippe Fragrances, Inc., a Delaware corporation ("Seller").

      In connection with the termination of the license agreement by Buyer as successor in interest to Conopco, Inc. which termination is consented to by Seller of even date herewith between Seller and Buyer to license in the United States and Puerto Rico the use of the CUTEX trademark on Products (the "License Agreement"), Seller wishes to sell and Buyer wishes to buy certain assets of Seller, used in the packaging, distributing and selling of nail enamel and nail care treatment products, nail care implements and lipstick under the trademark CUTEX in the United States and Puerto Rico, but excluding nail enamel remover, as set forth in Schedule 1 hereto (the "Products") all on the terms and conditions of this Agreement.

      Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

            Transfer of Assets, Assumption of Certain Liabilities,
                                Purchase Price


      1.1 Transfer of Assets. At the Closing, as defined in Section 2.1, Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and accept from Seller, the following properties, assets and rights used or held by Seller for use exclusively in the sale of Products (the "Assets"):

            (i) tools, dies and molds used in connection with the manufacture of the Products, which shall include the tools, dies and molds as set forth in Schedule 1.1(i), reasonable wear and tear excepted;

            (ii) subject to the limitations set forth in Article 8 of the License Agreement, inventories of finished products, work-in-progress, components, raw materials, packaging materials, labels, samples and supplies ("Inventory");

            (iii) subject to Section 1.3, Seller's rights accruing after the Closing Date under contracts, commitments, understandings, binding arrangements and other agreements of any kind or nature, written or oral, including without limitation, purchase orders for the sale of Products and for the purchase of raw material and packaging materials (collectively, "Contracts") as set forth in the annexed Schedule 1.1(iii), provided that Buyer's obligations under the Contracts shall not exceed a dollar amount equal to 20% of Annual Net Sales Value for the Contract Year immediately preceding termination (as such terms are defined in the License Agreement) unless Buyer consents to an increase in excess of 20% which consent shall not be unreasonably withheld.

      1.2 Excluded Assets. There shall be excluded from Assets and Seller shall retain all assets not expressly set forth in Section 1.1 (the "Excluded Assets"), including without limitation, all accounts receivable (and security interests therein), cash and cash equivalents, real property, furniture, equipment, machinery and vehicles related to or used in the sale of Products and any rights and interests under leases respecting any of the foregoing.

      1.3 Consents to Certain Assignments. To the extent that the sale, conveyance, transfer or assignment of any Contract requires the consent of any third party, this Agreement shall not constitute an agreement to complete such sale, conveyance, transfer or assignment if such action would constitute a breach of the terms of such Contract. If Seller is unable to obtain such consent to the assignment of any Contract, the Closing shall nonetheless take place and Seller will take all steps (not including the payment of any consideration) reasonably requested by Buyer to secure such consent after the Closing or otherwise to transfer or provide to Buyer the benefits of such Contract. Buyer shall use its reasonable efforts to cooperate with Seller in obtaining such consents.

      1.4 Assumption of Certain Liabilities.  On the Closing Date, as defined in
Section 2.1, Buyer shall assume and thereafter pay, honor and discharge when due and payable the following liabilities and obligations of Seller with respect to Assets (the "Assumed Liabilities"):

            (i) all liabilities, obligations and commitments of Seller accruing with respect to periods after the Closing Date under the Contracts including but not limited to commitments and obligations for advertising, premiums and coupons;

     (ii) all Losses (as defined in Section 8.1.1(i)) arising out of the sale of Products by Buyer from and after the Closing Date; and

            (iii) all customer returns of Products and the crediting of customers therefor in accordance with Seller's historical returns policy, except that during the six-month period following the Closing Date and with respect to customer returns of Products up to $850,000.00 Seller shall within thirty (30) days reimburse Buyer for the difference between the cost of the returned Product as set by Seller's standard cost sheets and the amount credited the customer in accordance with Seller's order sheet and returns authorization form. Seller also agrees to not undertake any action which results in higher than normal customer returns of Products. In the event Seller terminates the License Agreement prior to the expiration of the initial term or renewal, Buyer shall not assume any liabilities for returned Products and Seller shall have the right to sell Products returned during the 12-month period following termination, to any customer other than accounts regularly serviced by Seller selling Products at its usual and customary price for a period not to exceed six (6) months from the date the returned Products are received by Seller.

      1.5 Retention of Certain Liabilities. Buyer shall not assume any liabilities and obligations of Seller with respect to the sale of Products, other than the Assumed Liabilities. All such liabilities, obligations or commitments of Seller are herein referred to as the "Retained Liabilities." The Retained Liabilities include, without limitation, (i) all Losses (as defined in
Section 8.1.1(i)) of Seller arising out of the sale of Products prior to the Closing Date, (ii) any liabilities or obligations of the Seller for any off-invoice allowances, markdown allowances, cash discounts that are prompt payments on receivables, customer development funds, billbacks, other promotional spending or other such sums attributable to sales made by Seller prior to the Closing Date, whether the obligation to pay falls due before or after the Closing Date, (iii) all responsibility for employees of Seller, and
(iv) all liabilities for borrowed money, trade accounts payable and income or other taxes, in each case except for any of the foregoing that are Assumed Liabilities.

      1.6 Closing Purchase Price. The purchase price for Assets is cash in the amount of Fifty Thousand Dollars ($50,000.00) for the tools, dies and molds as listed in Schedule 1.1(i) plus the value of the Inventory as shown on the Inventory Statement (set forth in Section 3.4) (referred to as the "Closing Purchase Price") subject to adjustment as provided in Section 2.4.

     1.7 Transfer Taxes. Buyer shall pay any sales tax and other transfer taxes and any interest or penalties relating thereto arising from the transfer of Assets pursuant to this Agreement.

                                  ARTICLE II

                 Closing and Post Closing Inventory Adjustment

      2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held simultaneously with the closing of the acquisition by Buyer of the Cutex trademarks from Conopco, Inc. at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, NY 10005-1413 or at such other place or on such other date and time as the parties may agree. The date on which the Closing takes place is called the "Closing Date." The Closing shall be deemed to be effective as of the close of business on the business day prior to the Closing Date.

     2.2 Deliveries by Seller. At the Closing, Seller will deliver to Buyer the following duly executed documents:

     (i) a bill of sale covering Assets in the form of Exhibit A attached hereto; and

            (ii) an assignment and assumption agreement providing for the assignment to Buyer of the Contracts and the assumption by Buyer of the Assumed Liabilities (the "Assignment and Assumption Agreement") in the form of Exhibit B attached hereto together with Schedules 3.4, 3.6, 3.9 and 3.10.

     2.3 Deliveries by Buyer. At the Closing, Buyer will deliver to Seller the following:

            (i) immediately available funds by wire transfer, bank, cashier or certified check payable to the order of Seller in United States dollars drawn on a United States bank, foreign correspondent bank of a United States bank, or a foreign bank with a regular corresponding United States bank, acceptable to, Company, in an amount equal to the Closing Purchase Price; and

            (ii) a duly executed Assignment and Assumption Agreement.

      2.4   Post Closing Inventory Adjustment

            2.4.1 Closing Date. Within 45 days following the Closing Date, Seller shall deliver to Buyer a statement of the lower of cost or fair market value ("Book Value") of the Inventory as of the close of business on the business day prior to the Closing Date (the "Closing Date Inventory Statement"). The Closing Date Inventory Statement shall be prepared in accordance with the historical accounting principles and practices of Seller and prepared in a manner consistent with the preparation of the Inventory Statement referred to in
Section 3.4.

The Book Value of Inventory included on the Closing Date Inventory Statement shall reflect a physical count of the Inventory conducted on the business day prior to the Closing Date and shall exclude any Inventory which is damaged or obsolete or which exists in quantities in excess of a commercially reasonable mix and balance. For purposes of this Agreement, (i) "obsolete" shall mean inventories of Products which have not been marketed and sold to the trade within the 12-month period preceding the Closing Date and have been discontinued as evidenced by deletion from Seller's order forms; and (ii) "commercially reasonable mix and balance" shall mean inventories (on a unit and Product SKU basis) of raw materials, work-in-process, components, finished goods, packaging materials and labels that do not in each case exceed a 12-month's supply based on gross sales less returns in the prior 12 months. The physical count of the Inventory shall be conducted by Seller and its representatives. Buyer and its representatives shall have the right to observe the physical count of the Inventory.

            2.4.2 Objections; Resolutions of Disputes. Unless Buyer notifies Seller in writing within thirty (30) days after receipt of the Closing Date Inventory Statement that it objects to the Book Value of the Inventory set forth on the Closing Date Inventory Statement and specifies in reasonable detail the basis for any such objection, the Book Value of the Inventory reflected on the Closing Date Inventory Statement shall become final and binding upon the parties for purposes of this Agreement. If Buyer submits written objections to Seller within such period, Buyer and Seller, during the 15-day period following Buyer's delivery of its notice of objections to Seller, shall attempt in good faith to resolve Buyer's objections. If Buyer and Seller are unable to resolve all such objections within such period, the matters remaining in dispute shall be submitted to Arthur Andersen (the "Neutral Auditor"). The resolution of disputed items by the Neutral Auditor shall be final and binding. The fees and expenses of the Neutral Auditor shall be borne equally by Buyer and Seller. During the 15-day period following receipt of the Closing Date Inventory Statement and during the pendency of any dispute, Seller shall provide access to Buyer and Buyer's authorized representatives, during normal business hours, to Seller's books, records and work papers related to preparation of the Closing Date Inventory Statement. After final determination of any disputes with respect to the Book Value of the Inventory as set forth on the Closing Date Inventory Statement, Buyer shall have not further right to make any claims against Seller with respect to any element of the Book Value of the Inventory on any basis.

            2.4.3 Adjustment Payment. Within ten (10) days after the Book Value of the Inventory on the Closing Date becomes final and binding in accordance with Section 2.4.2, (i) if the Book Value of the Inventory on the Closing Date (the "Final Inventory") exceeds the amount set forth on the Inventory Statement, Buyer shall pay to Seller an amount equal to such excess plus simple interest thereon at the prime rate as published in the Wall Street Journal per annum from the Closing Date to the date of payment, by wire transfer of immediately available funds; and (ii) if the Final Inventory is less than the amount set forth on the Inventory Statement, Seller shall pay to Buyer an amount equal to such shortfall plus simple interest thereon at the prime rate as published in the Wall Street Journal per annum from the Closing Date to the date of payment, by wire transfer of immediately available funds.

            2.4.4 Inventory Close Out. Within twelve (12) months of the Closing Date, any inventory of Seller not purchased by Buyer may be used or sold by Seller to any customer other than accounts regularly serviced by Seller selling Products at its usual and customary price.


                                  ARTICLE III

                   Representations and Warranties of Seller

      Seller hereby represents and warrants to Buyer as follows:

      3.1 Organization. Seller is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own Assets.

      3.2 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and all other documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. Seller has taken all corporate action required by its Certificate of Incorporation and By-laws to authorize the execution and delivery of this Agreement and all other documents contemplated hereby and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and, as to enforceability, general equitable principles.

      3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Seller, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Seller or by which Assets are bound, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under any agreement or other instrument to which Seller is a party or by which Assets are bound which would either result in the creation of any lien, claim, charge or other encumbrance on any Assets. Except for consents of other parties to the Contracts, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.4 Financial Statements. Schedule 3.4 to be delivered at Closing is the unaudited Inventory Statement (the "Inventory Statement") as of the most recent date prior to the notice of termination under Article 8 of the License Agreement ("Notice Date"), and the unaudited statement of Sales and Profits before Indirects from the sale of Products for the two (2) most recent years prior to the Notice Date, prepared in accordance with generally accepted accounting principles and practices ("GAAP") consistently applied (except with respect to the treatment of overhead costs, which shall be added in the calculation of the Book Value of Inventory) and fairly present in all material respects the Book
Value of the Inventory as at that date and the Sales and Profits before Indirects from the sale of products for the periods covered thereby. The Sales and Profits before Indirects shall be set forth in the same detail as provided in Schedule 3.4 of the Asset Purchase Agreement dated of even date hereto between Buyer and Seller (the "Purchase Agreement").

      3.5 Title to Assets. Seller has good title to Assets, subject to no liens, claims, charges or other encumbrances, other than liens for taxes not yet due and payable and other statutory liens arising in the ordinary course of business which are being contested in good faith.

      3.6 Contracts. Schedule 3.6, to be delivered at closing, sets forth a list of all Contracts except (i) orders for the purchase by Seller of finished goods, raw materials, components, packaging materials, labels and supplies used in the sale of Products, in each case with a remaining commitment of Twenty Thousand Dollars ($20,000.00) or less and a remaining term of twelve (12) months or less;
(ii) orders from customers for purchase of Products with a remaining commitment of Twenty Thousand Dollars ($20,000.00) or less and a remaining term of twelve
(12) months or less; and (iii) commitments to customers for trade promotions, in each case with a remaining commitment of Twenty Thousand Dollars ($20,000.00) or less and a remaining term of twelve (12) months or less. The aggregate commitment under Contracts not listed on Schedule 3.6 does not exceed Two Hundred Thousand Dollars ($200,000.00). Seller has delivered or made available to Buyer full and complete copies of all written Contracts and descriptions of the terms of all oral Contracts listed on Schedule 3.6. Seller and, to the best of Seller's knowledge, each other party to each Contract is in compliance in all material respects with the terms thereof and each Contract was entered in the ordinary course of business.

      3.7 Inventory. All of the finished products included in the Inventory reflected in the Inventory Statement were (a) manufactured by or on behalf of Seller in the ordinary course of business; and (b) saleable in the ordinary course of business, except to the extent of any reserve reflected on the Inventory Statement.

      3.8 Seller's Conduct. Since the date of this Agreement, Seller has conducted the manufacture and sale of Products only in the ordinary course in a manner consistent with past practice and there has been no material adverse change in the sale of Products.

      3.9 Compliance with Law. Except as set forth in Schedule 3.9 to be delivered at closing, the manufacture and sale of Products by Seller is in compliance in all material respects with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities ("Laws") and Seller has not been informed of any alleged violations of any Laws.

      3.10 Litigation. Except as set forth in Schedule 3.10 to be delivered at closing, no claim, action, suit, proceeding or investigation seeking damages in excess of Two Thousand Dollars ($2,000.00) is pending or, to the best of Seller's knowledge, threatened before any court, arbitrator, or governmental agency which may have a material adverse affect on the sale of Products or which seeks to prevent the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE IV

                    Representations and Warranties of Buyer

      Buyer represents and warrants to Seller as follows:

      4.1 Organization. Buyer is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Buyer has taken all corporate action required by its Certificate of Incorporation and By-laws to authorize the execution and delivery of this Agreement and all other documents contemplated hereby and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and, as to enforceability, general equitable principles.

      4.3 Consents or Approvals. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over Buyer is required to be obtained or made by Buyer to authorize the execution and delivery by Buyer of this Agreement or the performance by Buyer of its terms.

                                   ARTICLE V

                         Covenants Pending the Closing

      5.1 Seller's Conduct. Between the date of this Agreement and the Closing Date, Seller will, except as otherwise agreed to in writing by Buyer, (i) perform in all material respects its obligations under the Contracts and (ii) not enter into any new Contract or an extension or amendment of any existing Contract that would cause any representation or warranty of Seller hereunder to be untrue.

      5.2 Access. From the date of this Agreement to the Closing Date, Seller will give to Buyer and its representatives, during normal business hours, reasonable access to the books, records and Contracts of Seller related exclusively to the manufacture and sale of Products and furnish to Buyer such documents and information concerning exclusively the manufacture and sale of Products as Buyer may reasonably request from time to time provided, however, Seller shall have no obligation prior to the Closing to reveal to Buyer proprietary information, including without limitation, know-how, formulas or trade secrets.

      5.3 Reasonable Efforts. Each party will use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to perform its obligations hereunder, to satisfy the conditions to the Closing and to consummate the transactions contemplated hereby. Seller shall use all reasonable efforts to obtain consents to the assignments of the Contracts listed on Schedule 3.6.


                                  ARTICLE VI

                             Conditions to Closing

      6.1 Conditions to the Obligations of Both Parties. The obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            6.1.1 No law, rule, regulation, order, decree, injunction, stay or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of all or any part of the transactions contemplated hereby, and no action or proceeding shall be pending or threatened by any governmental authority or private person seeking any such order, or decree or seeking to recover any damages or obtain other relief as a result of the consummation of such transactions.




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



            6.1.2 All required registrations and filings with any government or governmental or regulatory authority shall have been made and any waiting period applicable to the transactions contemplated hereby pursuant to any law, rule, regulation, order or decree of any government or instrumentality or agency thereof having jurisdiction with respect to the transactions herein contemplated shall have expired or been terminated.

      6.2 Conditions to Buyer's Obligation to Close. The obligation of Buyer to purchase Assets, assume the Assumed Liabilities and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction, at or before the Closing, of the following conditions:

            6.2.1 Seller shall have performed in all material respects the obligations required to be performed by it at or prior to the Closing.

            6.2.2 The representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be repeated at the Closing Date and shall be true and correct in all material respects at and as of the Closing Date.

            6.2.3 Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller, as to the satisfaction of the conditions set forth in Sections 6.2.1 and 6.2.2 above.

      6.3 Conditions to Seller's Obligation to Close. The obligation of Seller to sell, convey, transfer and assign Assets and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction, at or before the Closing Date, of the following conditions:

            6.3.1 Buyer shall have performed in all material respects the obligations required to be performed by it at or prior to the Closing.

            6.3.2 The representations and warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be repeated at the Closing Date and shall be true and correct in all material respects at and as of the Closing Date.

            6.3.3 Buyer shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the conditions set forth in Sections 6.3.1 and 6.3.2 above.





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



                                  ARTICLE VII

                                  Termination

      7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual consent of Buyer and Seller.

      7.2 Effect of Termination. Any termination of this Agreement except pursuant to Section 7.1 shall not affect or diminish any rights accruing to either party pursuant to this Agreement at or prior to such termination.


                                 ARTICLE VIII

                                Indemnification

      8.1   Obligation of Parties to Indemnify.

            8.1.1 Indemnification by Seller. Subject to the limitations set forth in Section 8.3, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates (as defined in Section 10.6), on an after-tax basis and after giving effect to the amount, if any, of insurance proceeds actually received by Buyer, excluding any portion thereof attributable to policies directly or indirectly self-insured, with respect to the following:

            (i) any and all claims, losses, damages, liabilities, deficiencies, obligations or expenses, including without limitation reasonable legal fees and expenses ("Losses"), arising or resulting from the failure of Seller to pay, honor and discharge when due and payable the Retained Liabilities;

     (ii) any and all Losses resulting or arising from the non-fulfillment by Seller of any agreement or covenant of Seller under this Agreement; and

            (iii) any and all Losses resulting or arising from the inaccuracy of any representation or the breach of any warranty made by Seller herein.

            8.1.2 Indemnification by Buyer. Subject to the limitations set forth in Section 8.3, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, on an after-tax basis and after giving effect to the amount, if any, of insurance proceeds actually received by Seller, excluding any portion thereof attributable to policies directly or indirectly self-insured, with respect to the following:

     (i) any and all Losses resulting or arising from the failure of Buyer to pay, honor and discharge when due and payable the Assumed Liabilities;

     (ii) any and all Losses resulting or arising from the non-fulfillment by Buyer of any agreement or covenant of Buyer under this Agreement;

     (iii) any and all Losses resulting or arising from the inaccuracy of any representation or the breach of any warranty made by Buyer herein; and

            (iv) any and all Losses arising out of the sale of Products by Buyer from and after the Closing Date.

            8.1.3 Purchase Price Adjustments. Payments by Seller or Buyer pursuant to this Section 8.1 shall be considered adjustments to the Closing Purchase Price hereunder and treated as such for all purposes by the parties hereto, except as otherwise required by applicable tax law.

      8.2 Indemnification Procedure for Third Party Claims. If any indemnified party receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under this Article VIII (a "third party claim") and such indemnified party intends to seek indemnity pursuant to this Article VIII, such indemnified party shall promptly provide the indemnifying party with notice of such third party claim. Except in the case of claims seeking equitable relief from the indemnified party, the indemnifying party shall, upon acknowledgment of its obligation to indemnify the indemnified party, be entitled to participate in or, at its option, assume the defense or settlement of such third party claim. The defense or settlement shall be conducted through counsel selected by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld, and the indemnified party shall fully cooperate with the indemnifying party in connection therewith, provided that the indemnified party shall be entitled at any time to employ, at its own expense, separate counsel to represent it. In the event that the indemnifying party fails to assume the defense or settlement of any third party claim within twenty (20) days after receipt of notice thereof from the indemnified party, such indemnified party shall have the right to undertake the defense or settlement of such third party claim at the expense and for the account of the indemnifying party. The indemnifying party shall not settle any third party claim the defense or settlement of which is controlled by it without the indemnified party's prior written consent, unless the terms of such settlement or compromise releases such indemnified party from any and all liability with respect to such third party claim.

     8.3 Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VIII, (i) neither party shall be responsible for any indemnifiable Losses suffered by the other under Sections 8.1.1 (iii) or 8.1.2 (iii) unless a claim therefor is asserted in writing on or prior to the first anniversary of the Closing Date;
(ii) Seller shall not be liable for any Losses  suffered by Buyer  claimed under
Section 8.1.1 (iii) unless the aggregate amount of such Losses exceeds One Hundred Thousand Dollars ($100,000.00), and then only to the extent of any such excess; and (iii) the aggregate liability of Seller for Losses suffered by Buyer shall in no event exceed the Closing Purchase Price set forth in Section 1.6.


                                  ARTICLE IX

                             Additional Agreements

      9.1 Announcements. Neither Buyer nor Seller will issue any press release, public announcement or any communication to the trade with respect to this Agreement or the transactions contemplated hereby except with the prior approval of the other, such approval not to be unreasonably withheld or delayed, or except as may be required by law.

      9.2 Information Transfer. After the Closing Date, Seller shall provide to Buyer at no charge access to all sales and business records relating exclusively to the sale of the Products by Seller prior to the Closing including, without limitation, advertising materials, customer lists, cost and pricing information, supplier lists and catalogues. Seller shall also promptly provide copies (including computerized records) of all customer lists, sales records, and such other records that Buyer may reasonably specify.

      9.3 Termination of Insurance. Buyer acknowledges that Seller's insurance coverage for Assets shall terminate as of the Closing Date.

      9.4 Asset Transfer. As soon as practicable after the Closing Date but within thirty (30) days, Buyer shall remove Assets at Buyer's expense. Any
Assets not removed within such period may be deemed to be abandoned and forfeited by Buyer to Seller.

      9.5 Packaging Material. Seller hereby grants and hereby agrees to obtain consents from its Affiliates (if any) granting the rights to Buyer to Use all packaging or related material purchased by Buyer pursuant hereto that contains or reflect, Seller's or its Affiliates' trademarks for a period not to exceed twelve (12) months from the Closing Date.

      9.6 Employee Matters. Buyer and Seller hereby acknowledge and agree that Buyer shall not have any obligation whatever to employees of the Seller involved with the manufacture, distribution and sale of the Products ("Employees"), or with regard to matters of liabilities relating to such Employees, including but not limited to obligations concerning employee compensation and benefits, severance payments, occupational safety matters and workers' compensation matters, other than any obligations arising from the employment of or similar arrangement made by Buyer with any of the Employees to commence on or after the Closing Date.


                                   ARTICLE X

                                 Miscellaneous

      10.1 Notices. Any notice or other communication given under this Agreement shall be in writing and shall be either (i) delivered personally, (ii) sent by documented overnight delivery service such as Federal Express, (iii) sent by facsimile transmission, provided that a confirmation copy of any such transmission is sent no later than the business day following the date of such transmission by documented overnight delivery service or first class mail, postage prepaid, or (iv) sent by first class mail, postage prepaid, unless the party giving such notice knows or has reason to know of any strike or other condition that may delay delivery of such mail. Such notice shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, (b) on the business day after dispatch by documented overnight delivery service such as Federal Express, if sent in such manner, (c) on the date of facsimile transmission, if so transmitted during business hours, or (d) on the third business day after deposit in the United States or Canadian mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

      Notices to Seller:      Jean Philippe Fragrances, Inc.
                              551 Fifth Avenue
                              New York, NY  10176-0198
                  Attn: Mr. Jean Madar, Chief Executive Officer

            with a copy to:   Joseph A. Caccamo,
                              Attorney at Law
                              1001 Yamato Road, Suite 403
                              Boca Raton, FL  33431

      Notices to Buyer:       Carson, Inc.
                              64 Ross Road
                              Savananah, GA  31405
                     Attn: Dr. Leroy Keith, Chairman and CEO

            with a copy to:   Bathgate, Wegener & Wolf, P.C.
                              One Airport Road
                              Lakewood, NJ  08701
                              Attn:  Jan Wouters, Esq.
                                    - and -
                              Milbank, Tweed, Hadley & McCloy
                              1 Chase Manhattan Plaza
                              New York, NY  10005-1413
                              Attn:  Lawrence Lederman, Esq.




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



Either party, by notice given in accordance with this Section 10.1, may specify a new address for notices under this Agreement.

      10.2 Entire Agreement; Amendment; Waiver. This Agreement and the schedules and exhibits annexed hereto constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all other understandings and negotiations with respect thereto. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      10.3 Assignment. This Agreement may not be assigned by either party without the written consent of the other except to Affiliates of either party.

     10.4 Governing Law. This Agreement shall be governed by the laws of the State of New York which are applicable to agreements made and to be performed entirely therein.
      10.5 Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

      10.6 Affiliates. For purposes of this Agreement, an affiliate of any party is any person controlling, controlled by or under common control with such party and, in the case of Buyer, shall include any person the voting shares of which is owned directly or indirectly by the parent of Buyer.

     10.7 Bulk Sales Law. Buyer hereby waives compliance with the Bulk Sales Law. Seller will indemnify Buyer for any Losses arising out of any noncompliance therewith.

      10.8 Fees. Each of the parties hereto shall pay its respective legal and accounting fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein, whether or not the Closing occurs.

      10.9 Further Assurances. From time to time after the Closing, Seller and Buyer shall execute and deliver such documents and instruments as the other party may reasonably request in order to consummate more effectively the purchase and sale of Assets as contemplated hereby.

      10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                    CARSON, INC.



                              By:



                         JEAN PHILIPPE FRAGRANCES, INC.



                              By:




                                    - 16 -